UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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The KEYW Holding Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE KEYW HOLDING CORPORATION

Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of The KEYW Holding Corporation (“KEYW” or the “Company”) to be held at KEYW’s Corporate Headquarters, 7740 Milestone Parkway, Hanover, MD 21076, on Wednesday, May 18, 2016 at 10:00 a.m. Eastern Time. We invite you to arrive at 9:30 a.m. to visit with KEYW management. A continental breakfast will be served.

As discussed in the enclosed Proxy Statement, the matters to be acted on at the Annual Meeting are: (1) the election of directors, (2) the ratification of the appointment of the Company’s independent registered public accounting firm, (3) the approval of a one-time Stock Option Exchange Program for eligible employees, and (4) a non-binding advisory vote on executive compensation (a “Say-on-Pay” vote). There will be an opportunity for stockholders to present questions to management and to a representative of the Company’s independent registered public accounting firm.

The Company’s 2015 Annual Report is enclosed. The 2015 Annual Report is not a part of the enclosed Proxy Statement.

Whether or not you plan to attend, we request that your shares of stock be represented and voted at the Annual Meeting. You can accomplish this by completing, signing, dating and promptly returning the enclosed Proxy Card in the enclosed envelope or by transmitting your voting instructions online at www.proxyvote.com. If you sign and return your Proxy Card without specifying your choices, your shares will be voted in accordance with the recommendations of the Company’s Board of Directors contained in the enclosed Proxy Statement.

We look forward to seeing you on May 18, 2016 and urge you to return your Proxy Card as soon as possible.

Respectfully yours,

William J. Weber

President and Chief Executive Officer

Hanover, Maryland

April 14, 2016

THE KEYW HOLDING CORPORATION

7740 Milestone Parkway

Hanover, Maryland 21076

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 18, 2016

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of The KEYW Holding Corporation, a Maryland corporation, (“KEYW” or the “Company”), will be held at 10:00 a.m. Eastern Time on Wednesday, May 18, 2016, at KEYW’s Corporate Headquarters, 7740 Milestone Parkway, Hanover, MD 21076, for the following purposes:

1.	To elect nine (9) directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.	To approve the one-time Stock Option Exchange Program for eligible employees;

4.	To take a non-binding advisory vote to approve the compensation paid to the Company’s named executive officers (“Say-on-Pay”); and

5.	To transact such other business as may properly come before the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the Annual Meeting.

The Company’s Board of Directors has fixed the close of business on March 30, 2016 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books will not be closed.

Please indicate your vote, date and sign the enclosed Proxy Card and promptly return it in the enclosed pre-addressed envelope or transmit your voting instructions online at www.proxyvote.com. Have your Proxy Card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. The prompt voting of proxies will assure a quorum and reduce solicitation expenses. If you are a stockholder of record and are personally present at the Annual Meeting and wish to vote your shares in person, even after returning your Proxy Card, you still may do so.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on
May 18, 2016

The Proxy Statement and 2015 Annual Report are available at www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

KIMBERLY J. DECHELLO

Secretary

Hanover, Maryland

April 14, 2016

PROXY STATEMENT	- 1 -
VOTING SECURITIES AND PRINCIPAL HOLDERS	- 2 -
Security Ownership of Certain Beneficial Owners and Management	- 2 -
THE BOARD OF DIRECTORS AND COMMITTEES	- 4 -
Board Composition	- 4 -
Director Independence	- 4 -
Board Committees	- 4 -
Code of Ethics	- 7 -
Communication between Stockholders and Directors	- 7 -
Director Attendance at Board Meetings and Annual Meeting	- 8 -
Director Compensation	- 8 -
EXECUTIVE COMPENSATION	- 10 -
Compensation Discussion and Analysis	- 10 -
Compensation Committee Report	- 21 -
Summary Compensation Table	- 22 -
Grants of Plan-Based Awards Table	- 23 -
Outstanding Equity Awards at Fiscal Year End	- 24 -
Option Exercises and Stock Vested at Fiscal Year End	- 25 -
Equity Compensation Plan Information	- 39 -
Retirement Plans	- 39 -
Employee Stock Purchase Plan	- 39 -
Options to Purchase Securities	- 39 -
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	- 40 -
Review, Approval and Ratification of Transactions with Related Persons	- 40 -
Transactions with Related Persons	- 40 -
PROPOSAL 1 - ELECTION OF DIRECTORS	- 41 -
Directors/Nominees	- 41 -
Executive Officers	- 45 -
PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	- 46 -
PROPOSAL 3 - APPROVAL OF A One-Time STOCK OPTION EXCHANGE PROGRAM	- 47 -
PROPOSAL 4 – NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF the COMPANY’S NAMED EXECUTIVE OFFICERS	- 54 -
Background of the Proposal	- 54 -
Say-on-Pay Proposal	- 54 -
Audit Committee Report	- 55 -
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	- 56 -
Audit Fees	- 56 -
Audit-Related Fees	- 56 -
Tax Fees	- 56 -
All Other Fees	- 56 -
Pre-Approval of Services	- 56 -
OTHER MATTERS	- 57 -
Section 16(a) Beneficial Ownership Reporting Compliance	- 57 -
Other Business	- 57 -
Stockholder Proposals for the 2017 Annual Meeting	- 57 -
Annual Report and Consolidated Financial Statements	- 57 -
Householding	- 57 -
Reference Documents	- 58 -

i

THE KEYW HOLDING CORPORATION

7740 Milestone Parkway

Hanover, Maryland 21076

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 18, 2016

This Proxy Statement and enclosed Proxy Card are furnished to the holders of common stock, $0.001 par value (the “Common Stock”), of The KEYW Holding Corporation, a Maryland corporation (“KEYW” or the “Company”) and is solicited by the Board of Directors of the Company (the “Board of Directors”) for use at the Annual Meeting of Stockholders to be held on May 18, 2016 and at any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at 10:00 a.m. Eastern Time on Wednesday, May 18, 2016, at KEYW’s Corporate Headquarters, 7740 Milestone Parkway, Hanover, MD 21076. The approximate date on which the Notice of Annual Meeting, Proxy Statement and Proxy Card are first sent or given to stockholders is April 14, 2016.

The shares represented by all properly executed proxies will be voted at the Annual Meeting in accordance with instructions thereon. If no instructions are indicated, the Proxy will be voted “FOR” the nominees for director listed under the caption “Proposal 1” herein; “FOR” ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year; “FOR” the approval of the Stock Option Exchange Program for eligible employees; and “FOR” the Say-on-Pay proposal. The Company’s Board of Directors recommends that the stockholders vote in favor of each of the proposals. All valid proxies obtained will be voted at the discretion of the Board of Directors with respect to any other business that may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on March 30, 2016 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

As of the Record Date, there were 39,881,064 shares of the Company’s Common Stock outstanding. Holders of shares of Common Stock of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of a majority of the shares outstanding as of the Record Date will be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time by a majority of stockholders present until a quorum is obtained.

The nominees to be selected as directors must receive a majority of the votes cast at the Annual Meeting to be elected. Each other proposal must receive a majority of the votes cast at the Annual Meeting to be approved. Abstentions and broker non-votes will have no effect on the proposals because broker non-votes will not be considered as present or voting and abstentions will be counted only for purposes of determining whether there is a quorum.

Proxies may be revoked before they are voted at the Annual Meeting by giving written notice of revocation to the corporate secretary of the Board of Directors (the “Secretary”), by submission of a Proxy bearing a later date, or by attending the Annual Meeting in person and voting by ballot.

The cost of preparing and mailing this Proxy Statement and the accompanying Proxy Card will be borne by the Company and the Company will pay the cost of soliciting proxies. The firm of Okapi Partners, LLC, 1212 Avenue of the Americas, 24th Floor, New York, NY 10036 has been retained to assist in proxy solicitation with costs not to exceed $40,000, plus expenses. In addition to solicitation by mail, certain officers and regular employees of the Company, employees of the Company’s transfer agent, Computershare, or Okapi Partners, may solicit the return of proxies by telephone, email or in person. The Company will also reimburse brokers, nominees and other fiduciaries for their expenses in forwarding solicitation materials to the beneficial owners of Common Stock and soliciting them to execute proxies.

Any document referenced in this Proxy Statement is available without charge to any stockholder of record upon request. All requests shall be made either in writing, and directed to the Company at its main office address, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076, by e-mail and directed to corporatesecretary@keywcorp.com or orally and directed to the Secretary at 443-733-1600.

VOTING SECURITIES AND PRINCIPAL HOLDERS

General

The voting securities of the Company consist of Common Stock. On the Record Date there were 39,881,064 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table and accompanying notes set forth as of March 30, 2016, information with respect to the beneficial ownership of the Company’s Common Stock by (i) each person or group who beneficially owns more than 5% of the Common Stock, (ii) each of the directors and nominees for director of the Company, (iii) each of the Company’s named executive officers, and (iv) all directors, nominees for director and executive officers of the Company as a group. Unless otherwise indicated by footnote, the nature of all beneficial ownership is direct.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
5% Owners
Capital Research Global Investors (2)	3,586,400	9.0%
Factor Advisors LLC and related parties (3)	2,193,514	5.5%
FMR, LLC (4)	5,990,199	15.0%
Franklin Resources, Inc. and related parties (5)	4,220,802	10.6%
The Hannon Family LLC and related parties (6)	2,250,000	5.6%
Neuberger Berman Group, LLC and related parties(7)	3,090,895	7.8%
Oak Ridge Investments, LLC (8)	2,089,385	5.2%
Zazove Associates, LLC and related parties (9)	2,797,486	6.6%
Directors and Executive Officers *
Deborah Bonanni (10)	45,750	**
Phil Calamia (11)	22,000	**
Bill Campbell (12)	73,137	**
Pierre Chao (13)	56,250	**
Michele Cook (14)	—	—
Kim DeChello(15)	316,857	**
Chris Fedde (16)	49,500	**
John Hannon (17)	785,440	2.0%
Chris Inglis (18)	—	—
Ken Minihan (19)	66,250	**
Art Money (20)	70,993	**
Caroline Pisano (21)	1,297,980	3.2%
Mark Sopp (22)	—	—
Bill Weber (23)	100,000	**
Mark Willard (24)	319,724	**
All Directors, Director Nominees and Executive Officers as a Group (15 persons) (25)	3,203,881	7.9%

*	The address of all directors and executive officers is c/o The KEYW Holding Corporation, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076.
**	Less than 1%.
(1)	The percentages are calculated on the basis of 39,881,064 shares outstanding as of March 30, 2016 plus, for each person listed, securities deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All restricted stock regardless of vesting status is included since these shares have voting rights.
(2)	Based solely on a Schedule 13G/A filed with the SEC on February 16, 2016 by Capital Research Global Investors. Principal Business Office address is 333 South Hope Street, Los Angeles, CA 90071.
(3)	Based solely on a Schedule 13G/A filed with the SEC on February 11, 2016 by Factor Advisors, LLC and Penserra Capital Management, LLC. Principal Business Office address are: Factor Advisors, LLC, 35 Beechwood Road, Suite 2B, Summit, NJ 07091 and Penserra Capital Management LLC, 140 Broadway, 46th Floor, New York, NY 10005. The report states that Factor has sole voting power over the shares and Penserra has sole dispositive power over the shares and disclaims beneficial ownerships of the shares.

(4)	Based solely on a Schedule 13G/A filed with the SEC on February 12, 2016 by FMR, LLC on behalf of Abigail P. Johnson and Fidelity Mid-Cap Stock Fund. Principal Business Office address is 245 Summer Street, Boston, MA 02210. The report states that FMR has sole voting power over 556,409 shares and each of FMR and Ms. Johnson (by virtue of her control over FMR and affiliated entities) has sole dispositive power over all 5,990,199 shares. Fidelity Mid-Cap Stock Fund has sole voting power over 3,583,836 shares.
(5)	Based solely on a Schedule 13G/A filed with the SEC on January 8, 2016 by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. Principal Business Office address is One Franklin Parkway, San Mateo, CA 94403-1906. The report states that Franklin Advisors, Inc. has sole voting and dispositive power over 4,150,458 shares and Fiduciary Trust Company International has the sole voting and dispositive power over 70,344 shares.
(6)	Based solely on a Schedule 13G/A filed with the SEC on February 16, 2016, by The Hannon Family LLC, Glenn A. Hannon, Natalie R. Hannon Kizer and Maegan Hannon. Principal Business Office address is 4416 East West Highway, Bethesda, MD 20814. The report states that The Hannon Family LLC has sole voting and dispositive power over all 2,250,000 shares. Glenn Hannon has sole voting and dispositive power over 96,127 shares and shared voting and dispositive power over 2,250,000 shares. Natalie R. Hannon Kizer has sole voting and dispositive power over 90,005 shares and shared voting and dispositive power over 2,250,000 shares. Maegan Hannon has sole voting and dispositive power over 139,000 shares and shared voting and dispositive power over 2,250,000 shares.
(7)	Based solely on a Schedule 13G filed with the SEC on February 9, 2016 by Neuberger Berman Group, LLC and Neuberger Berman Investment Advisers, LLC. Principal Business Office address is 605 Third Avenue, New York, NY 10158. The report states that Neuberger Berman Group, LLC and Neuberger Berman Investment Advisers, LLC have shared voting power over 3,083,091 shares and shared dispositive power over 3,090,895 shares.
(8)	Based solely on a Schedule 13G filed with the SEC on February 8, 2016 by Oak Ridge Investments, LLC. Principal Business Office address is 10 South LaSalle Street, Suite 1900, Chicago, IL 60603. Oak Ridge Investments, LLC disclaims beneficial ownership of the shares reflected in this Schedule 13G except to the extent of its pecuniary interest therein, if any. The report states that Oak Ridge has sole voting power over 1,988,184 shares, sole dispositive power over 2,068,802 shares and shared dispositive power over 20,583 shares.
(9)	Based on a Schedule 13G/A filed with the SEC on February 8, 2016 by Zazove Associates, LLC, Zazove Associates, Inc. and Gene T. Pretti. Principal Business Office address is 1001 Tahoe Boulevard, Incline Village, NV 89451. Of the shares shown as beneficially owned, 2,797,486 shares are issuable upon the conversion of our 2.5% Convertible Notes due July 15, 2019.
(10)	Of the shares shown as beneficially owned by Ms. Bonanni, 16,500 are unvested restricted stock and 29,250 represent presently exercisable rights to acquire common stock through stock options.
(11)	Of the shares shown as beneficially owned by Mr. Calamia, 20,500 are unvested restricted stock and 1,500 represent presently exercisable rights to acquire common stock through stock options.
(12)	Of the shares shown as beneficially owned, 25,887 are owned directly by Mr. Campbell, 9,000 are unvested restricted stock, 18,250 represent presently exercisable rights to acquire common stock through stock options and 20,000 represent presently exercisable rights to acquire common stock through stock options held by Sanoch Management LLC, a consulting firm controlled by Mr. Campbell.
(13)	Of the shares shown as beneficially owned, 8,000 are owned directly by Mr. Chao, 10,000 are unvested restricted stock and 38,250 represent presently exercisable rights to acquire common stock through stock options.
(14)	Ms. Cook has no beneficial ownership.
(15)	Of the shares shown as beneficially owned, 153,732 are owned directly by Ms. DeChello, 25,000 are unvested restricted stock, and 138,125 represent presently exercisable rights to acquire common stock through stock options.
(16)	Of the shares shown as beneficially owned 2,000 are owned directly by Mr. Fedde, 22,500 are unvested restricted stock and 25,000 represent presently exercisable rights to acquire common stock through stock options.
(17)	Of the shares shown as beneficially owned, 35,330 are owned directly by Mr. Hannon, 9,000 are unvested restricted stock and 6,750 represent presently exercisable rights to acquire common stock through stock options. Shares deemed to be beneficially owned by Mr. Hannon include 461,632 shares of common stock owned by The John G. Hannon Revocable Trust U/A DTD 03/09/04 and presently exercisable rights to acquire 272,728 shares of common stock through warrants held by such trust. Mr. Hannon has voting and dispositive power over the shares owned by the above entities. Mr. Hannon disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.
(18)	Mr. Inglis is a director nominee and has no beneficial ownership.
(19)	Of the shares shown as beneficially owned 9,000 are owned directly by Mr. Minihan, 9,000 are unvested restricted stock, and 48,250 represent presently exercisable rights to acquire common stock through stock options.
(20)	Of the shares shown as beneficially owned 12,162 are owned directly by Mr. Money, 9,000 are unvested restricted stock, 1,581 represent presently exercisable rights to acquire common stock through warrants, and 48,250 represent presently exercisable rights to acquire common stock through stock options.
(21)	Shares deemed to be beneficially owned by Caroline S. Pisano include: (i) shares held by Ms. Pisano herself, who beneficially owns 844,820 shares of common stock, 9,000 are unvested restricted stock, 15,750 represent presently exercisable rights to acquire common stock through stock options, and presently exercisable rights to acquire 20,000 shares of common stock through warrants; (ii) 312,500 shares and presently exercisable rights to purchase 90,910 shares of common stock through warrants held by The Caroline S. Pisano 2009 Irrevocable Trust and (iii) 5,000 shares owned by her mother who resides in her household. Ms. Pisano has voting and dispositive power over the shares beneficially owned by the trust. Ms. Pisano disclaims beneficial ownership of the shares held by the trust except to the extent of her pecuniary interest therein and disclaims beneficial ownership of the securities held by her mother.
(22)	Mr. Sopp has no beneficial ownership.
(23)	Of the shares shown as beneficially owned 100,000 are unvested restricted stock.
(24)	Of the shares shown as beneficially owned, 131,599 are owned directly by Mr. Willard, 35,000 are unvested restricted stock, and 153,125 represent presently exercisable rights to acquire common stock through stock options.
(25)	Of the shares shown as beneficially owned, 542,500 represent presently exercisable rights to acquire Common Stock through stock options and 385,219 represent presently exercisable rights to acquire common stock through warrants.

THE BOARD OF DIRECTORS AND COMMITTEES

Board Composition

Our Board currently consists of nine individuals. Directors are elected annually, and each director holds office for a one-year term. The Board of Directors generally meets quarterly. Additionally, our bylaws provide for special meetings and, as also permitted by Maryland law, board action may be taken without a meeting upon unanimous written consent of all directors.

The biographical information presented later in this Proxy Statement discusses the specific experience, qualifications, attributes and skills contributing to our conclusion that each nominee for director should serve as a member of our Board of Directors. Our goal in selecting board members is to compose leadership that has a broad base of knowledge and experience targeted to our business and industry, which allows our Board to engage in forthright discussion about our strategies, risks and plans as a company. Members of the Board of Directors who have an investment stake in our company have interests that are aligned with our company’s desire to grow and prosper. We believe that each Board member has demonstrated business acumen and an ability to exercise sound and ethical judgment, as well as a commitment of service to our company and to our Board of Directors during the period leading up to this filing. Finally, we value their significant experience on other public company boards of directors and board Committees, in government agencies, and in private companies, which when aggregated as a full board we feel provides the level of expertise necessary in directing our company.

Director Independence

Under the NASDAQ Marketplace Rules, a majority of our Board of Directors must be comprised of independent directors, and each member of our Audit, Compensation and Nominating and Corporate Governance Committees must be an independent director, as defined under the NASDAQ Marketplace Rules. Under the NASDAQ Marketplace Rules, a director will not qualify as an “independent director” if, in the opinion of the company's Board of Directors, the director has any relationship which would interfere with the exercise of the director's independent judgment in carrying out his or her responsibilities as a director. In addition, under the NASDAQ Marketplace Rules, an independent director may not be an executive officer or employee of our company and must satisfy certain other requirements under the NASDAQ Marketplace Rules.

In addition, each member of our Audit Committee must satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board Committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the company or any of its subsidiaries; or (2) be an affiliated person of the company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and nominee for director under the NASDAQ Marketplace Rules and under applicable securities laws and rules. As a result of this review, our Board of Directors affirmatively determined that Mr. Campbell, Mr. Chao, Mr. Hannon, Mr. Minihan, Mr. Money, Mr. Sopp and Ms. Bonanni and Ms. Pisano, representing a majority of our Board of Directors, and Mr. Inglis, nominee for director, each are “independent directors” as defined under the NASDAQ Marketplace Rules and that each member of our Audit Committee satisfies the independence requirements of Rule 10A-3 of the Exchange Act.

Board Leadership Structure and Role in Risk Oversight

As of May 27, 2015, Caroline Pisano was appointed as Chairman of the Board. Mr. William (“Bill”) J. Weber was appointed President, Chief Executive Officer and a director effective October 1, 2015. As set forth above, eight (8) of our nine (9) current directors satisfy NASDAQ independence requirements. Independent directors head each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, and each of the Committees is comprised solely of independent directors.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, with each Committee having the composition and responsibilities described below. The members of each Committee are appointed by our Board of Directors. Copies of the charters of each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee setting forth the responsibilities of the Committees are available on our website at www.keywcorp.com. We periodically review and revise the Committee charters.

Audit Committee

Our Audit Committee is comprised of Mark Sopp, Caroline Pisano, Art Money and John Hannon. Mr. Sopp became the chairperson of our Audit Committee effective March 16, 2016, concurrent with his election as a director. Ms. Pisano was the chairperson previously. Our Board of Directors has determined that each member of the Audit Committee meets the financial literacy requirements under the NASDAQ Marketplace Rules and that each of Ms. Pisano and Mr. Sopp qualifies as an “Audit Committee financial expert” under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. In addition, our Board of Directors has determined that each member of our Audit Committee is an independent director under the listing standards of the NASDAQ Marketplace Rules and is independent pursuant to Rule 10A-3 of the Exchange Act. As provided for in the Committee’s charter, as approved by our Board of Directors, our Audit Committee is responsible for, among other things:

•	Determining the appointment, compensation, retention and oversight of our independent registered public accounting firm; evaluating the qualifications, performance and independence of our independent registered public accounting firm, and approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•	Overseeing our accounting and financial reporting processes and the audits of our financial statements; and
•	Reviewing and assessing the qualitative aspects of our financial reporting, our processes to manage business and financial risk, and our compliance with significant applicable legal, ethical and regulatory requirements as they relate to financial statements or accounting matters.

The Audit Committee held four meetings in 2015.

Compensation Committee

Our Compensation Committee is comprised of Art Money, Bill Campbell, John Hannon and Mark Sopp. Mr. Sopp was appointed to the Committee effective March 16, 2016, concurrent with his election as a director. Mr. Money is the chairperson of our Compensation Committee. As provided for in the Committee’s charter, as approved by our Board of Directors, our Compensation Committee is responsible for, among other things:

•	Reviewing and recommending KEYW’s general policy regarding executive compensation;
•	Reviewing and recommending compensation for our chief executive officer and our other Named Executive Officers, including annual base salary, annual incentive bonus (including the specific goals required to receive an annual incentive bonus and the amount of any such annual incentive bonus), equity compensation and any other benefits or compensation;
•	Reviewing and recommending any employment-related agreements, severance arrangements and change-of-control arrangements and similar agreements/arrangements for our executive officers;
•	Reviewing and recommending compensation plans for our employees and amendments to our compensation plans to our Board of Directors;
•	Preparing the Compensation Committee report that the SEC requires to be included in our annual proxy statement; and
•	Overseeing, reviewing and making recommendations with respect to our equity incentive plans.

Our Board of Directors has determined that each member of our Compensation Committee is an “independent director” as defined under the NASDAQ Marketplace Rules.

The Compensation Committee held two meetings in 2015.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the Compensation Committee during the last completed fiscal year: (a) was, during the fiscal year, an officer or employee of the Company; (b) was formerly an officer or employee of the Company; or (c) had any relationships requiring disclosure under Item 404 of Regulation S-K.

During the last completed fiscal year: (a) no executive officer of the Company served as a member of the Compensation Committee (or other Board Committee performing equivalent functions or, in the absence of any such Committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (b) no executive officer of the Company served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; and (c) no executive officer of the Company served as a member of the Compensation Committee (or other Board Committee performing equivalent functions or, in the absence of any such Committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Deborah Bonanni, Ken Minihan and Pierre Chao. Mr. Minihan is the chairperson of our Nominating and Corporate Governance Committee. As provided for in the Committee’s charter and as approved by our Board of Directors, our Nominating and Corporate Governance Committee is responsible for, among other things:

•	Reviewing developments in corporate governance practices and developing and recommending governance principles, policies and procedures applicable to KEYW;
•	Identifying, reviewing and recommending to our Board of Directors nominees for election to our Board of Directors and to fill vacancies on our Board of Directors;
•	New director orientation;
•	Reviewing and making recommendations to our Board of Directors regarding Board Committee structure and membership; and
•	Succession planning for our executive officers.

Our Board of Directors has determined that each member of our Nominating and Corporate Governance Committee is an “independent director” as defined under the NASDAQ Marketplace Rules.

The Nominating and Corporate Governance Committee adopted the Corporate Governance Guidelines on April 30, 2010 (the “Guidelines”). The Guidelines are designed to assist the Board of Directors in the exercise of its responsibilities and provides guidance on matters such as: board size and composition, selection of directors, stockholder nominations, selection of Chairperson, expectations for directors, board responsibilities, board meetings, executive sessions, the Committees of the board, orientation and continuing education, and reliance on management and outside counsel.

The Nominating and Corporate Governance Committee held two meetings in 2015.

Director Selection Criteria

Our goal in selecting directors is to compose leadership that has a broad base of knowledge and experience targeted to our business and industry, which allows our Board of Directors to engage in forthright discussion about our strategies, risks and plans as a company.

The Nominating and Corporate Governance Committee shall identify, review and recommend candidates to serve on the Board of Directors. The Committee may use outside consultants to assist in identifying candidates. Final approval of a candidate is determined by the full Board. The Committee and the Board of Directors shall take the following factors into consideration, including such other factors as the Board of Directors may determine:

•	Regulatory Requirements. They will assure that the Board has directors who meet the applicable criteria for Committee or Board membership established by regulatory entities including NASDAQ, the Securities and Exchange Commission, and the Internal Revenue Service.
•	Independence. They shall assure that at least a majority of the Board will be independent directors in accordance with NASDAQ regulations.
•	Overall Board Composition. They will consider the Board’s overall composition in light of current and future needs. Among the characteristics the Committee may consider are: professional skills and background, experience in relevant industries, diversity, age and geographic background.
•	Performance. They will consider the past performance of incumbent directors.
•	Other Criteria. Particularly with regard to new directors, they will also assess whether the candidates have the qualities expected of all directors, including integrity, judgment, acumen, and the time and ability to make a constructive contribution to the Board.

•	Notice. In order to assure that the Board has ample notice of potential recommended changes in the Board, the Nominating and Corporate Governance Committee will inform the Board of the criteria used by the Committee in evaluating director nominations in advance of, and at the time of, submitting such nominations to the Board.

The Board of Directors, taking into consideration the recommendations of the Nominating and Corporate Governance Committee, shall be responsible for selecting the nominees for election to the Board by the stockholders and for appointing directors to the Board to fill vacancies and newly created directorships, with primary emphasis on the criteria set forth above. The Board of Directors, taking into consideration the assessment of the Nominating and Corporate Governance Committee, shall also make a determination as to whether a nominee or appointee would be an independent director.

Stockholder Nominations

The Company welcomes nominations from stockholders and encourages interested stockholders to submit candidates to the Nominating and Corporate Governance Committee through the Secretary. The Nominating and Corporate Governance Committee shall give appropriate consideration to candidates for the Board of Directors recommended for nomination by stockholders in accordance with the Company’s bylaws, and shall evaluate such candidates in the same manner as other candidates identified to the Committee. The Company has not received any recommended nominees from any stockholder to date. Stockholders can send nominations by e-mail to corporatesecretary@keywcorp.com, by fax to (443) 733-1801 or by mail to Corporate Secretary, The KEYW Holding Corporation, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076.

Code of Ethics

KEYW has adopted a code of business conduct and ethics applicable to all of our officers (including our CEO and CFO), directors, and employees. A copy of that code is available on our corporate website at www.keywcorp.com. The policies and procedures address a wide array of professional conduct, including, but not limited to:

Conduct	Political Contributions, Activities and Public Positions
Public Disclosure	Government Officials and Company Personnel
Legal Compliance	Payments to Employees of Customers or Suppliers
Government Business	Conflict of Interest
Company Records and Accounts	Compliance with Tax and Currency Laws
Insider Trading	Import and Export
Vigilant Reporting	Time Recording
Indoctrination	Reporting of Violations

Any person may receive a copy of this Code of Ethics at no charge by contacting the Company’s Chief Administrative Officer via mail, email to corporatesecretary@keywcorp.com or by phone at 443-733-1600.

Employees with complaints or concerns may report these through the KEYW OpenBoard which provides an anonymous and confidential method for reporting any issues or concerns. Employees may present concerns anonymously through OpenBoard at 866-265-3857. Confidential reports also may be submitted by mail addressed to the Secretary for delivery to the Board of Directors or submitted online at https://www.openboard.info/keyw/index.cfm.

Communication between Stockholders and Directors

The Board of Directors recommends that stockholders initiate any communications with the Board of Directors in writing and send them in care of the Secretary. Stockholders can send communications by e-mail to corporatesecretary@keywcorp.com, by fax to 443-733-1801 or by mail to Secretary, The KEYW Holding Corporation, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076. This centralized process will assist the Board of Directors in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board of Directors has instructed the Secretary to forward such correspondence only to the intended recipients; however, the Board of Directors has also instructed the Secretary, prior to forwarding any correspondence, to review such correspondence and, in her discretion, not to forward certain items if they are deemed of a commercial, inflammatory or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

Director Attendance at Board Meetings and Annual Meeting

The Board of Directors held eight meetings during 2015. The Board of Directors held four independent directors meetings without management during 2015. Each director attended more than 75% of the total number of meetings of the Board and Committees on which they served. It is the policy of the Company and Board of Directors that all directors attend the Annual Meeting of Stockholders and be available for questions from the stockholders. All of the directors attended the 2015 Annual Meeting of Stockholders. It is anticipated that all directors nominated for election at the Annual Meeting will be in attendance at the Annual Meeting.

Board Role in Risk Oversight

The role of the Board of Directors in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. In connection with its reviews of the operations of the Company’s business units and corporate functions, the Board of Directors considers and addresses the primary risks associated with those units and functions. The full Board of Directors regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed.

In addition, each of the Committees, and particularly the Audit Committee, plays a role in overseeing risk management issues that fall within each Committee’s areas of responsibility. Senior management reports on at least a quarterly basis to the Audit Committee on the most significant risks facing the Company from a financial reporting perspective and highlights any new risks that may have arisen since the Audit Committee last met. The Audit Committee also meets regularly in executive sessions with the Company’s independent registered public accounting firm and reports any findings or issues to the full Board of Directors. Other Committees meet in executive sessions as necessary. In performing its functions, the Audit Committee and each Committee of the Board of Directors has full access to management, as well as the ability to engage advisors. The Board of Directors receives reports from each of the Committees regarding each Committee’s particularized areas of focus.

Director Compensation

Cash Awards

Directors who are full-time employees of KEYW receive no additional compensation for their service as directors. With respect to non-employee directors, our philosophy is to provide competitive compensation necessary to attract and retain outstanding people to our Board of Directors. The Compensation Committee reviews annually the form and amount of director compensation, and as part of its review of the compensation policies of KEYW, has sought input from Grant Thornton and Aon Hewitt as to director compensation practices of similarly-situated companies.

In 2011, the Board of Directors and the Compensation Committee approved the following non-employee director cash compensation levels, which continued to apply to director compensation paid in 2015:

•	Annual retainer of $30,000 for Board service;
•	Audit Committee chairperson retainer of $10,000;
•	Compensation Committee chairperson retainer of $5,000; and
•	Nominating and Corporate Governance Committee chairperson retainer of $5,000.

Equity Awards

The current practice for non-employee directors is to grant restricted stock annually based on the market value at the time of grant.

The table below summarizes the compensation paid by KEYW to non-employee directors for the fiscal year ended December 31, 2015.

Director Name	Fees Earned or Paid in Cash ($)		Stock Awards($) (3)	Option Awards ($) (3)	Total ($)
Deborah Bonanni	30,000		91,140	—	121,140
Bill Campbell	30,000		50,340	—	80,340
Pierre Chao	30,000		58,730	—	88,730
John Hannon	—	(1)	50,340	—	50,340
Ken Minihan	35,000		50,340	—	85,340
Art Money	38,200	(2)	50,340	—	88,540
Caroline Pisano	30,000	(1)	50,340	—	80,340

(1)	Director Hannon declined to receive Board fees. Director Pisano declined Board fees for one board meeting in the amount of $7,500 and one Audit Committee meeting in the amount of $2,500.
(2)	Of this amount, $3,200 was for Board fees to attend the advisory board meetings.
(3)	Amounts reported in this column reflect the aggregate grant date fair value as calculated under FASB ASC Topic 718. For a description of the assumptions used in making these calculations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited financial statements and notes in our Form 10-K for the fiscal year ended December 31, 2015. On April 1, 2015, each non-employee director was awarded 6,000 shares of restricted stock. In addition, Director Chao was granted an additional 1,000 shares of restricted stock on April 1, 2015 for performance on a special project. Director Bonanni received an additional grant of restricted stock on September 1, 2015 in the amount of 5,000 shares for her performance on the CEO search process. No stock options were granted in 2015.

The non-employee directors held the following numbers of stock options and unvested restricted stock as of December 31, 2015.

Director Name	Stock Options Outstanding	Unvested Restricted Stock Awards
Deborah Bonanni	31,500	16,500
Bill Campbell	40,500	12,000
Pierre Chao	40,500	13,000
John Hannon	9,000	9,000
Ken Minihan	50,500	12,000
Art Money	50,500	12,000
Caroline Pisano	18,000	12,000

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

During 2015, KEYW made tangible progress in formulating and putting into place key elements of the Company’s strategic plan. The Company’s first priority was to arrive at definitive conclusions on operating its Commercial business unit, Hexis Cyber Solutions, Inc. (“Hexis”) going forward. In late 2015, the Company began a process to explore strategic alternatives for Hexis, and it expects to announce progress on this initiative in the first half of 2016. In the meantime, the Company stated it was prepared to operate Hexis in 2016 with a disciplined investment from the Company of no more than $7 million. In addition, the Company signed a definitive agreement to sell its Systems Engineering and Technical Assistance (SETA) business and completed the sale of the SETA business to Quantech Services, Inc. on March 16, 2016. The Company believes the sale of its SETA business will give it access to large prime contract opportunities in two intelligence agencies.

In its Government Solutions business, the Company has begun the build-out of a world-class business development organization with a proven track record of winning large product and services contract vehicles, especially in the intelligence community.  Finally, the Company announced the addition of Mark W. Sopp to its Board of Directors, effective March 16, 2016. More detail on each of the Company’s strategic moves can be found in recent press releases and conference call transcripts available on the Company’s website: http://investors.keywcorp.com/

Introduction

The following Compensation Discussion and Analysis (“CD&A”) provides an overview and analysis of the compensation programs applicable to each person that served as our principal executive officer or principal financial officer during 2015 and our three other most highly compensated executive officers for 2015 (referred to herein as our Named Executive Officers, or NEOs), and certain executive compensation policies for 2014 and 2015. This section also explains our general compensation philosophy and objectives and how we made compensation decisions for our NEOs for 2015. Our NEOs in 2015 were:

•	Bill Weber – President & Chief Executive Officer (CEO) effective October 1, 2015;

•	Len Moodispaw — President & CEO until May 26, 2015;

•	Phil Calamia — Chief Financial Officer (CFO);

•	Mark Willard — Chief Operating Officer (COO); Interim President & CEO May 27, 2015 to September 30, 2015;

•	Chris Fedde — Executive Vice President & President of Hexis Cyber Solutions, Inc., a KEYW Subsidiary; and

•	Kim DeChello — Chief Administrative Officer (CAO).

This discussion contains forward-looking statements based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Compensation Philosophy and Objectives

The overall goal of our compensation programs is to attract, retain, and motivate qualified, talented and diverse leaders who are enthusiastic about our mission and culture by providing competitive compensation and benefits to our executive officers consistent with our focus on controlling costs. We believe that compensation plays a role in, but is not the exclusive means of, achieving these goals. Non-financial attributes, such as a rewarding and innovative work environment, challenging projects, and career growth opportunities also help us to attract and motivate the leaders we seek to employ at KEYW.

We aim to design our compensation programs so that our executive officers are motivated both to achieve strong short-term (annual) performance goals and to contribute to the creation of long-term stockholder value. Accordingly, a significant portion of each executive’s total compensation is tied to the achievement of annual performance goals and to long-term stock appreciation. In addition, we believe that annual incentive compensation for our executive officers should be based primarily on the achievement of objective corporate financial goals, with the flexibility to also reward our executives for exceptional contributions to the achievement of these goals or for the achievement of specific individual goals or other corporate performance goals.

Compensation Policies and Practices That Reflect Our Compensation Philosophy

What We Do
Pay for Performance
Balance Long-Term and Short-Term Incentives
Benchmark Compensation Against an Appropriate Peer Group
Maintain Clawback Rights
Monitor for Risk-Taking Incentives
Maintain Stock Ownership Requirements
Prohibit Hedging
Limit Perquisites
Engage an Independent Compensation Consultant
Hold Executive Sessions at Each Committee Meeting
What We Do Not Do
No Gross-Ups for Taxes
No “Single Trigger” Severance Agreements going forward
No Repricing of Options
No Guaranteed Bonuses or Salary Increases

Change of Control and Severance Benefits

We have change-of-control and severance provisions in the employment agreements in place for all of our 2015 NEOs except Mr. Fedde. For a further discussion of the change-of-control and severance provisions applicable to some NEOs see “Employment Agreements” and “Potential Payments Upon Termination or Change of Control” below.

Determination of Executive Compensation

Role of Compensation Committee and Board of Directors. We established a Compensation Committee of our Board of Directors in January 2009 to review and recommend to our full Board of Directors compensation for our executive officers, including our NEOs. Since its formation, the Compensation Committee has been responsible for:

•	reviewing and recommending corporate goals and objectives as they relate to executive compensation;

•	evaluating the performance of executive officers;

•	overseeing the administration of incentive and equity-based compensation plans;

•	recommending new plans, plan amendments, and/or the termination of current plans;

•	recommending Board of Directors’ compensation, such as retainers, chairperson fees, or equity grants; and

•	overseeing the work of external consultants advising KEYW on compensation matters.

For a more detailed description of the role of our Compensation Committee, see “Board Committees—Compensation Committee” above.

Role of Management. Our Chief Executive Officer participates in meetings of our Compensation Committee upon the request of its members and in meetings of our Board of Directors as a member of the Board and makes recommendations to the Compensation Committee and Board of Directors with respect to base salary, the setting of performance targets, the amounts of any short-term and long-term incentive compensation and equity awards for our executive officers. The Compensation Committee also works with our COO, CFO and CAO in evaluating the financial, accounting, tax and retention implications of our various compensation programs. Neither the CEO, nor any of our other NEOs, participates in deliberations relating to his or her own compensation.

Assessment of Competitive Practices and Role of Compensation Consultant. We believe that competitive compensation programs are critical in attracting, retaining and motivating the talent KEYW needs to achieve its stated objectives. Our Board of Directors engages outside Compensation Consultants (as defined below) to assist the Compensation Committee in its assessment of the competitiveness of our executive compensation practices. Pursuant to their engagement, they complete a benchmarking analysis of total direct compensation for top executives and other key employees and make recommendations to management and the Compensation Committee regarding executive and key employee compensation. In addition, they assist in the design of annual incentive and new long-term incentive plans for KEYW executives and employees. See “Components of Executive Compensation” below, for further discussion of our annual incentive and long-term incentive plans. They perform the work under the direction and authority of the Board of Directors and the Compensation Committee, with input from management.

In July 2015, our Board of Directors engaged Aon Hewitt, whom we refer to as the “Compensation Consultant”, to complete a series of benchmark activities to understand changes to executive and independent compensation practices. The Compensation Consultant’s benchmarking analysis was based on two distinct peer groups (“Direct Peers” and “Indirect Peers”) which it developed jointly with executive management. We believe Direct Peers should serve as the primary reference point for evaluating the reasonableness of pay levels, while practices should be shaped by a broader index including Indirect Peers.

The first peer group developed by the Compensation Consultant and executive management and examined by the Compensation Committee consisted of companies that are comparable to KEYW with respect to industry and size as measured by revenues. The Compensation Committee reviewed companies that provide similar services/products to the Intelligence Community, which we refer to as the Direct Peer Group. The Direct Peer Group was as follows:

•	AeroVironment, Inc.	•	Proofpoint, Inc.
•	American Science & Engineering, Inc.	•	TeleCommunication Systems, Inc.
•	ICF International, Inc.	•	Tyler Technologies, Inc.
•	Mercury Systems, Inc.	•	Vasco Data Security International, Inc.
•	NCI, Inc.

The second peer group developed by the Compensation Consultant and executive management and examined by the Compensation Committee consisted of Indirect Peer competitors as follows:

•	Astronics Corporation	•	Kratos Defense Security Solutions
•	Booz Allen Hamilton	•	Leidos Holdings, Inc.
•	CACI International	•	Mantech International Corporation
•	Digitalglobe	•	Symantec Corporation
•	Ducommun	•	Verint Systems
•	Engility Holdings, Inc.	•	ViaSat
•	FLIR Systems

The Compensation Consultant also utilized published survey data from the following sources:

•	2015 Western Management Group Government Contractors Compensation Survey
•	2014 Aon Hewitt Executive Total Compensation Report
•	2014 Mercer Benchmark Database – Executive Report
•	2014 Towers Watson Survey Report on Top Management Compensation

The Compensation Consultant used these peer groups and industry surveys to present to the Compensation Committee data about salary, bonus and equity compensation at the 25th, 50th and 75th percentiles and the relative mix of these components of total compensation for executive and senior personnel positions at these comparable companies and in comparable industry and company groups. We use this compensation data as a reference point when setting compensation levels. Our Compensation Committee maintains discretion in determining the nature and extent to which this data is applied.

The Board also engaged the Compensation Consultant to provide advice on establishing the compensation package in connection with the Company’s hiring of the new CEO.

Components of Executive Compensation

The chart below lists and describes the elements currently included in our executive compensation program and summarizes our purpose in providing each such element.

Compensation Component	Description	Purpose	Fixed or Performance- Based
Base Salary	Base compensation for performing core responsibilities and contributions to the Company.	Provide steady source of income based primarily on scope of responsibility and years of experience and individual performance.	Fixed
Annual Incentives	Annual cash incentive opportunities are provided for under the KEYW Annual Incentive Plan and are expressed as a percentage of base salary. Threshold, target, and maximum incentive opportunities are established based on corporate, business unit, and individual goals.	Ensure focus on specific annual goals, provide annual performance-based cash compensation, and motivate achievement of critical short-term performance metrics.	Performance- Based

Long-Term Incentives

Equity grants provided under our equity incentive plans to all executives and employees. Equity award types provided for include Stock Options and Restricted Stock.

Cash-based incentives also may be provided from time to time under our long-term incentive plan.

Hexis Executive Incentive Plan includes a payout to participants in the event of a Liquidation Event of Hexis, as described in the plan.

Align the interests of executives with stockholders, provide for executive ownership of stock, attract, retain and motivate key talent, and reward long-term growth of the business.

The purpose of this plan is to incentivize and reward key senior management personnel of Hexis to maximize the market value of Hexis, independent of KEYW, through a limited trigger compensation plan.

Performance- Based

Discretionary Awards	One-time awards of cash or equity.	Intended to recognize exceptional contributions to KEYW’s business by individual executives and employees.	Performance- Based
Retirement, Health, & Welfare Benefits	Includes benefits such as: • Health, dental and vision insurance • Life and disability insurance • Paid Time Off and Holidays • Company 401(k) contributions • Employee Stock Purchase Plan.	These benefits are part of our broad-based total compensation program, available to all full-time employees of the Company.	Fixed

Base Salary. Base salary is intended to provide executives with a base level of regular income for performance of their essential duties and responsibilities. In general, base salaries for our NEOs are initially negotiated with the executive at the time the executive is hired, and reviewed annually by our Compensation Committee and Board of Directors, with input from our Chief Executive Officer (other than with respect to himself). In determining base salaries, we consider the executive’s qualifications and experience, salaries of executives in similar positions at comparable companies as described above under “Determination of Executive Compensation — Assessment of Competitive Practices and Role of Compensation Consultant”, and internal comparisons of the relative compensation paid to members of our executive team.

Annual Incentives. Effective January 2010, we adopted the KEYW Annual Incentive Plan (the “AIP”). In general, all of our employees may become eligible to participate in the AIP, with our Chief Executive Officer retaining discretion to determine which employees (other than named executive officers or “NEOs”) are included in the AIP on a year-to-year basis. Approval of the Compensation Committee is required with respect to the inclusion of any of our executive officers in the AIP. The AIP is intended to:

•	Motivate eligible employees to achieve annual financial performance goals, other corporate goals or individual goals, depending on the level of seniority and responsibilities of the employee;
•	Reward employees for achievement of financial, business unit, and individual performance targets that contribute to the creation of long-term stockholder value; and
•	Provide maximum flexibility to reward individual employee performance and innovation.

Under the AIP, annual incentive opportunities are established each year as a percentage of each eligible employee’s base salary. For our Chief Executive Officer and other executive officers, performance goals and incentive opportunities are generally recommended by the Compensation Committee and determined by the Board of Directors in the first quarter of the fiscal year to which the award relates. For our Chief Executive Officer and other executive officers, annual incentive payments under the AIP are tied to company-wide financial performance targets. In establishing the AIP, the Compensation Committee and the Board of Directors assessed that company-wide financial performance targets best gauge the performance of KEYW’s senior management team in growing short- and long-term stockholder value.

For 2015, the Compensation Committee determined to set company-wide financial performance targets for our Chief Executive Officer and other executive officers based on the achievement of a combination of specified target revenue and specified target EBITDA, measured after giving effect to payments to employees under the AIP, which we refer to as the 2015 financial target. The Board determines revenue and EBITDA growth rates and corresponding AIP target levels based on the federal procurement and budget environment, investor expectations, and contract activity. The levels are expected to be challenging but reachable. In particular, the Compensation Committee and the Board of Directors determined to weight KEYW achievement of the 2015 financial target 60% on the achievement of target revenue and 40% on the achievement of target EBITDA and for Hexis 100% on the achievement of target revenue. See “Executive Compensation – Compensation Actions in 2015” for a detailed discussion of the 2015 financial target calculations.

AIP payouts for 2015 for our Chief Executive Officer and other executive officers were based on the extent to which actual revenue and EBITDA performance (weighted as described above) met the 2015 financial target, based on a sliding scale of performance. For our NEOs, actual revenue and EBITDA performance were required to achieve a minimum level of 90% of the 2015 financial target for awards to be paid under the AIP. For employees that are not NEOs, actual revenue and EBITDA performance were required to achieve a minimum level of either 80% or 90% of the 2015 financial target (or in the case of non-executive leadership team employees for which other performance targets were established, 80% or 90% of such other performance target), depending on the particular employee’s job, title and position. For 2015, the Chief Executive Officer’s incentive opportunity ranged from 37.5% to 112.5% of base salary, with a target of 75% of base salary. For each other executive officer, his or her incentive opportunity ranged from 25% of base salary to 75% of base salary, with a target of 50% of base salary.

The following table sets forth the minimum, target and maximum annual incentive payments potentially payable to our CEO and our other executive officers based on the percentage achievement of the 2015 financial target. The table is based on 2015 annual salaries.

		Payment Level/Percentage Achievement of 2015 Financial Target
Name	2015 Base Salary	Minimum/90%	Target/100%		Maximum/110%
Bill Weber	$450,008	—	$225,000	(1)	—
Len Moodispaw	$500,011	$187,504	$375,008		$562,512
Phil Calamia	$280,010	$70,003	$140,005		$210,008
Mark Willard	$325,000	$81,250	$162,500		$243,750
Chris Fedde	$300,019	$75,005	$150,010		$225,014
Kim DeChello	$250,016	$62,504	$125,008		$187,512

(1)	Per CEO Weber’s employment agreement, for calendar year 2015, the target bonus under the AIP was $225,000, which amount was paid to Mr. Weber on February 16, 2016. The performance criteria established by the Board consisted of: assessment of the organization within the first 45 days of employment; building a comprehensive strategy for 2016 and beyond within the second 45 days of employment; and improved 2015 4th quarter year-over-year revenue and adjusted EBITDA for the Government Solutions business.

The AIP awards are paid in cash. The amount payable pursuant to each award is determined by the Compensation Committee based on achievement of the applicable performance targets. Under the AIP, the Compensation Committee has the discretion to increase or decrease the amount of the payout to an executive officer based on individual performance, provided such payout does not exceed the maximum payout permitted to the executive officer under the AIP.

Our Compensation Committee determined that for 2015, KEYW’s Government Solutions business achieved at 92% of the financial target for actual revenue and EBITDA performance under the plan and Hexis did not meet performance goals. Therefore, the Compensation Committee approved the payment of a bonus under the AIP to CEO Weber (per his employment agreement) and Mr. Calamia, Mr. Willard and Ms. DeChello at an appropriate payment level for such NEO. See “Compensation Actions in 2016,” “Summary Compensation Table” and “Grants of Plan-Based Awards Table” herein.

Long-Term Incentives. We believe that our executives should have a continuing stake in our long-term success. We believe that equity compensation is the best means of aligning the interests of our executives and employees to the interests of our stockholders and of incentivizing our executives and employees to contribute to the long-term growth of stockholder value as well as growth in key metrics such as revenue and EBITDA. We require our executives to hold a significant equity interest in our Company. See also "Stock Ownership Guidelines" herein.

In 2013, 2014 and 2015, we awarded stock options and restricted stock awards to our NEOs under The KEYW Holding Corporation Amended and Restated 2013 Stock Incentive Plan (the 2013 Plan). In addition, in 2015, we awarded a restricted stock award and a long-term performance stock grant to Mr. Weber outside the 2013 Plan. See “Executive Compensation — Grants of Plan-Based Awards Table and Outstanding Equity Awards at Fiscal Year End Table” for a detailed description of equity awards made to our NEOs from 2013 to 2015 and “Executive Compensation — Equity Incentive Plans” for a detailed description of the 2008, 2009 and 2013 Plans.

As part of the Board of Directors’ and Compensation Committee’s review of competitive compensation practices, the Board of Directors and Compensation Committee adopted a new long-term incentive plan, or LTIP, which sets forth KEYW’s long-term incentive compensation policy for its executive officers and other employees. The LTIP applies with respect to long-term incentive compensation awards beginning in 2010. The LTIP is designed to:

•	attract, retain, and motivate key contributors to KEYW’s profitability and growth;
•	provide a clear connection between pay and performance;
•	align employee and stockholder interests;
•	share the benefits of appreciation in the value of KEYW’s common stock with key contributors; and
•	facilitate stock ownership by key contributors.

The LTIP sets forth the framework KEYW intends to use for the award of long-term incentive compensation, and contemplates that KEYW may award various types of equity-based awards under its equity plans on an annual basis, including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units (“RSUs”), performance shares, performance stock units (“PSUs), and other stock-based awards. The LTIP also contemplates awards linked to the value of our common stock but that are payable in cash. The type and mix of equity-based compensation awards made under the LTIP may vary from year-to-year based on KEYW’s compensation philosophy, employment needs, and business goals.

Under the LTIP, long-term incentive awards are to be awarded annually to eligible employees. To date, we have only issued stock options and restricted stock under the LTIP. We expect LTIP awards to be made early each year based on prior-year performance

LTIP Alignment Awards. It is the Company’s intention to align the NEOs and certain members of the Company’s non-NEO leadership team with the CEO’s Long Term Incentive Share award granted in 2015 (See “Executive Compensation — Employment Agreements” below for a description of stock award share prices and vesting schedules.) NEOs and certain members of the Company’s leadership team will receive the alignment award – in the form of one-time PSU grants – in lieu of the standard annual retention and performance grants for 2016, according to the target price and vesting percentages below.

Target Price Per Share	Stock Vesting Percentages
$13.00	12.5%
$16.00	12.5%
$20.00	25.0%
$25.00	25.0%
$30.00	25.0%

Hexis Executive Incentive Plan. Effective January 31, 2014, the Company adopted the Hexis Executive Incentive Plan which is managed and administered by KEYW. The plan is designed to incentivize and reward key senior management personnel of Hexis to maximize the market value of Hexis, independent of KEYW, through a limited trigger compensation plan. In the event of a Liquidation Event of Hexis, as defined below, KEYW will allocate a percentage of the market valuation received or attributed to Hexis to the Plan to be distributed to participants based on their ownership interests in that pool. The payout will be triggered solely upon the consummation of either a sale, either for stock or cash of the acquiring company, of 51% or more of the outstanding shares of Hexis owned by KEYW, or an initial public offering of Hexis stock. Under no other events will the plan funding be triggered.

Discretionary Awards. Discretionary awards are intended to recognize exceptional contributions to KEYW’s business by individual executives and employees.

Retirement, Health, & Welfare Benefits. We operate in a competitive market for highly skilled technical and management staff who also hold high-level security clearances. As a result, our benefits programs must be competitive with those of our competitors since employees in our industry typically look at the complete compensation program being offered, including retirement, health and welfare benefits. Our benefits programs are available to all of our full-time employees and include health, dental and vision insurance, life insurance, disability insurance, paid time off, company contributions under our 401(k) plan, and an employee stock purchase plan. We believe that it is important to maintain a competitive benefits program that complements our salary structure and confirms the commitment we have to maintaining a rewarding and enjoyable work environment.

Compensation Actions in 2015

On January 23, 2015 AIP awards were paid to the NEOs based on the achievement of the 2014 performance targets, and actual performance was as follows (in thousands):

	Target Revenue	Target EBITDA	Actual Performance Revenue	Actual Performance EBITDA
Government Solutions	$266,000	$35,200	$279,250	$42,481
Commercial Cyber Solutions	$30,000	N/A	$11,280	N/A

Government Solutions met 110% of the weighted performance threshold which resulted in payment of maximum bonus target (150%). Commercial Cyber Solutions did not meet performance targets which resulted in no payout.

NEOs Moodispaw, Calamia, Willard and DeChello had incentive plan targets factored at 90% Government Solutions performance and 10% Commercial Cyber Solutions performance. NEO Fedde’s incentive plan was factored at 70% Commercial Cyber Solutions performance and 30% Government Solutions performance.

Bonus calculations (rounded) based on the AIP formula for computing payout based on performance are provided below (in thousands).

NEO	Target Bonus	Bonus at 110% Performance	Government Solutions Factor	Commercial Cyber Solutions Factor	Calculated Bonus
Len Moodispaw	$375	$563	$506	$—	$506
Phil Calamia	$140	$210	$189	$—	$189
Mark Willard	$163	$244	$219	$—	$219
Chris Fedde	$150	$225	$68	$—	$68
Kim DeChello	$125	$188	$169	$—	$169

Per the AIP, the Compensation Committee of the Board of Directors has the discretion to increase or decrease the amount of the payout to the executive officer based on individual performance. Based on their discretion, the following bonus payments were made:

NEO	Annual Incentive Plan (AIP) Performance Award	AIP Discretionary Award	Total
Len Moodispaw (1)	$375,000	$—	$375,000
Phil Calamia (2)	116,500	—	116,500
Mark Willard	220,000	—	220,000
Chris Fedde	—	—	—
Kim DeChello	170,000	—	170,000

(1) Len Moodispaw’s award was reduced due to underperformance of Hexis.

(2) Phil Calamia became a NEO on March 25, 2014, so his AIP bonus was prorated by a factor of 75 percent equating to a bonus of $141,500 and he previously received a $25,000 transaction fee bonus, which was deemed part of his AIP payout and thus reduced his AIP bonus payout to $116,500.

In February 2015, the Board of Directors at the recommendation of the Compensation Committee, approved to grant 2015 retention and performance-based restricted stock to our NEOs. These shares were issued in April 2015.

In April 2015, we issued LTIP grants to our NEOs totaling 56,250 shares of retention restricted stock and 67,500 shares of performance-based restricted stock. No stock options were issued in 2015 under the LTIP grants. The retention restricted stock cliff vests in April 2018 and the performance-based restricted stock has performance-based vesting based on attainment of financial performance goals. If the achievement of 2015 financial targets were not met by 95%, the performance-based restricted stock would be canceled. The financial targets were not met for any of our NEOs, and the performance-based restricted shares were canceled in February 2016. Former CEO Moodispaw’s retention and performance-based restricted stock became fully vested upon his death. Our inclusion of performance-based restricted stock is evidence that we are focused on vehicles that reward executives based on both short-term performance and growing long-term stockholder value.

The Compensation Committee leverages several factors in determining long-term compensation grants. The Compensation Consultant provides benchmarking data showing the overall compensation arrangements existing at organizations which are comparable to the Company as well as assisting in the design of the LTIP. Additionally, the Compensation Committee considers other market knowledge along with the available pool of equity. The goal of the Compensation Committee with regard to the LTIP is to align the interests of executives with stockholders, provide for executive ownership of stock, attract, retain and motivate key talent, and award long-term growth of the business. The Compensation Committee has determined that the Company’s long-term compensation should be based on both a retention element (i.e. time-based) and a performance element. The performance-based element is granted coincident with the commencement of each fiscal year, but is subject to forfeiture in the event the Company fails to meet its fiscal year targets. For 2015, the fiscal year targets were set at achieving 95% or greater of the revenue and EBITDA targets set forth below. Both the retention and performance based elements carry a three-year vesting period. The allocation of the 2015 grants between restricted stock and performance based restricted stock were arrived at based on the Compensation Committee’s review of all relevant information including the recommendation of the compensation consultant and management.

	Target Revenue	Target EBIDTA
	(in thousands)	(in thousands)
Government Solutions	$300,000	$45,500
Commercial Cyber Solutions	$30,000	N/A

The allocation of grants for 2015 was as follows:

NEO	2015 Retention Restricted Stock	2015 Performance-Based Restricted Stock
Len Moodispaw	25,000	30,000
Phil Calamia	6,250	7,500
Mark Willard	12,500	15,000
Chris Fedde	—	—
Kim DeChello	12,500	15,000

In May 2015, Len Moodispaw retired as Chairman of the Board of Directors, President and CEO. Mr. Moodispaw had been the Chairman, President and CEO of KEYW since its founding in August 2008. He remained with KEYW as Special Advisor to the President and CEO and as a director until his death in June of 2015. Subsequent to Mr. Moodispaw’s resignation, the Board appointed Mark Willard, KEYW’s Chief Operating Officer, as interim President and CEO until Mr. Weber was appointed our CEO in October 2015. Mr. Willard has been COO of KEYW since its founding in August 2008. Pursuant to KEYW’s Bylaws Mr. Willard was elected to the Board of Directors concurrent with this appointment as President and CEO in May 2015, however, he resigned from the Board of Directors in October 2015 concurrent with the appointment of Mr. Weber as CEO. In addition, in connection with Mr. Moodispaw’s resignation, Caroline Pisano was named Chairman of the Board. Mr. Moodispaw’s and Mr. Willard’s Employment Agreements dated June 16, 2010 were amended effective May 27, 2015 to reflect their new Company roles and Mr. Willard’s was subsequently amended effective October 1, 2015 to reflect his return to the COO position. No other changes were made to their Employment Agreements.

On September 1, 2015, we issued restricted stock of 10,750 shares of the Company’s common stock under the Company’s 2013 Stock Incentive Plan to Mr. Calamia for his step towards meeting benchmarked analysis of Direct Peer companies for ownership of the CFO position.

On October 1, 2015, the Company appointed William J. (“Bill”) Weber as President and Chief Executive Officer. Currently, CEO Weber receives an annual salary of $450,008 and is eligible to participate in the Company’s AIP. CEO Weber’s 2015 target bonus under the AIP was $225,000. CEO Weber received 100,000 shares of restricted stock as a sign-on inducement. The shares vest as follows: 50,000 shares on October 1, 2016, 25,000 shares on October 1, 2018 and 25,000 shares on October 1, 2019.

CEO Weber is also eligible to receive long-term incentive shares (the “Long-Term Incentive Shares”). If at any time prior to the 5th anniversary of October 1, 2015, the closing market price of KEYW common stock over any 30 consecutive trading days is at or greater than the target price per share (the “Target Price Per Share”) set forth in the table below, the Company will award him Long-Term Incentive Shares in an amount equal to the sum of the number of shares listed next to the applicable Target Price Per Share and the number of shares listed next to any lower Target Price Per Share. CEO Weber shall be eligible for one or more additional grants with respect to the remaining Target Price Per Share that were not previously achieved or exceeded. In no event will he receive more than 400,000 Long-Term Incentive Shares. These Long-Term Incentive Shares will be subject to a two-year holding period following the issuance date.

Target Price Per Share	Long-Term Incentive Shares
$13.00	50,000
$16.00	50,000
$20.00	100,000
$25.00	100,000
$30.00	100,000

Both the shares issued as a sign-on bonus and the Long-Term Incentive Shares are grants of inducement equity awards outside of the 2013 Plan, in accordance with NASDAQ Listing Rule 5635(c)(4).

On October 19, 2015, we issued restricted stock of 10,000 shares of the Company’s common stock under the Company’s 2013 Stock Incentive Plan to Mr. Willard for his performance as Interim President and CEO.

In the Company’s Proxy Statement filed on July 10, 2015, the Board of Directors of the Company recommended that stockholders vote (i) to approve amendments to our 2013 Plan which included increasing the shares available to 2,700,000 shares of common stock and (ii) the compensation of the Company’s NEOs (“Say-on-Pay”). As previously reported, at the Company’s 2015 annual meeting, the Company’s stockholders approved the amendment to our 2013 Plan by a majority of the votes cast. The stockholders did not approve the Say-on-Pay proposal.

Response to 2015 Say-on-Pay Vote

In response to the Say-on-Pay vote held at our annual meeting in August 2015, our management team had extensive dialogue with our largest shareholders. The changes we made in our executive compensation following the 2015 Say-on-Pay vote are summarized below. These changes were implemented for officer equity awards made in late-2015 and early 2016.

•	Disclosed Revenue and EBITDA targets tied to incentive and bonus payments;

•	Determined size of 2015 equity awards by reference to market value of awards on grant date;

•	Implemented straightforward performance vesting schedule that is fully disclosed;

•	Adopted three-year cliff vesting, subject to performance; and

•	The current employment agreements of certain NEOs that had single-trigger Change in Control Agreements were not renewed.

We believe the Compensation Committee and executive management have responded to the 2015 Say-on-Pay vote in a manner that addresses shareholder concerns, while continuing to incentivize our highly capable management team to achieve extraordinary results.

Compensation Actions in 2016

On January 18, 2016, the Company appointed Michele M. Cook as Executive Vice President of Business Development. Currently, Ms. Cook receives an annual salary of $300,020 and is eligible to participate in the Company’s AIP. Ms. Cook is eligible to receive an annual bonus of up to 50% of her annual base salary if performance goals and other criteria are met.

Ms. Cook is also eligible for Long-Term Incentive Shares. If at any time prior to the 5th anniversary of January 18, 2016, the closing market price of KEYW common stock over any 30 consecutive trading days is at or greater than the Target Price Per Share set forth in the table below, the Company will award her Long-Term Incentive Shares in an amount equal to the sum of the number of shares listed next to the Target Price Per Share and the number of shares listed next to any lower Target Price Per Share. Ms. Cook shall be eligible for one or more additional grants with respect to the remaining Target Price Per Share that were not previously achieved or exceeded. In no event will she receive more than 100,000 Long-Term Incentive Shares. These Long-Term Incentive Shares will be subject to a two-year holding period following the grant date.

Target Price Per Share	Long-Term Incentive Shares
$13.00	12,500
$16.00	12,500
$20.00	25,000
$25.00	25,000
$30.00	25,000

The Long-Term Incentive Shares are grants of inducement equity awards outside of the 2013 Plan, in accordance with NASDAQ Listing Rule 5635(c)(4).

On February 16, 2016, AIP awards were paid to the NEOs based on the achievement of 2015 financial targets at 92% performance targets for our named executive officers, and actual performance was as follows (in thousands):

	Target Revenue	Target EBITDA	Actual Performance Revenue	Actual Performance EBITDA
Government Solutions	$300,000	$45,500	$298,000	$37,500
Commercial Cyber Solutions	$30,000	N/A	$13,900	N/A

Government Solutions met 92% of the weighted performance threshold, which resulted in a payment of 60% of the bonus target, using the formula that for each 1% below the target performance, the bonus is reduced by 5% of the target payout. Commercial Cyber Solutions did not meet performance targets which resulted in no payout.

Bonus calculations based on the AIP formula for computing payout based on performance are provided below:

NEO	Annual Incentive Plan (AIP) Performance Award	AIP Discretionary Award	Total
Bill Weber (1)	$225,000	$—	$225,000
Phil Calamia	84,000	—	84,000
Mark Willard	97,500	—	97,500
Chris Fedde	—	—	—
Kim DeChello	75,000	—	75,000

(1)	Per CEO Weber’s employment agreement, for calendar year 2015, the target bonus under the AIP was $225,000, which amount was paid to Mr. Weber on February 16, 2016. The performance criteria established by the Board consisted of: assessment of the organization within the first 45 days of employment; building a comprehensive strategy for 2016 and beyond within the second 45 days of employment; and improved 2015 4th quarter year-over-year revenue and adjusted EBITDA for the Government Solutions business.

Since the achievement of the 2015 financial targets requires 95% of the weighted performance threshold for meeting performance target for the LTIP awards, the LTIP performance-based restricted shares granted in April 2015 were cancelled in February 2016, reflecting the Company’s commitment to more clearly connect pay with financial and operational performance. See “Executive Compensation – Compensation Actions in 2015”.

Tax and Accounting Considerations

Section 162(m). Section 162(m) of the Code limits our ability to deduct compensation paid in any given year to a “covered employee” (which includes all of the NEOs other than the CFO) in excess of $1.0 million. After the end of the “grandfather” period set forth under Section 162(m), as much as practicable, we will attempt to structure the compensation paid to our NEOs in a manner that enables us to deduct such compensation. Compensation is not subject to this deduction limitation if it qualifies as “performance based compensation” within the meaning of Section 162(m). In the event the proposed compensation for any of our NEOs is expected to exceed the $1.0 million limitation, the Compensation Committee will, in making decisions about such compensation, balance the benefits of tax deductibility with its responsibility to hire, retain and motivate executive officers with competitive compensation programs. We may approve the payment of compensation that exceeds the deductibility limitation under Section 162(m) in order to meet our compensation objectives or if we determine that doing so is otherwise in the interest of our stockholders.

Sections 280G and 4999. Under Sections 280G and 4999 of the Code, a 20% excise tax may be levied on certain payments made to certain executives as a result of a change-of-control if such payments equal or exceed three times the executive’s “base amount” (as defined under Section 280G). In structuring our executive compensation, we seek to minimize the potential tax consequences that could arise under Sections 280G and 4999 in the event of a change-of-control of KEYW.

Compensation Policies and Practices as they Relate to Risk Management

The Compensation Committee considers, in establishing and recommending KEYW's employee compensation policies and practices, whether the policy or practice encourages unnecessary or excessive risk taking. The Compensation Committee has concluded that any risks arising from KEYW's employee compensation policies and practices are not reasonably likely to have a material adverse effect on KEYW. Base salaries are fixed in amount and thus should not encourage unnecessary or excessive risk taking. While the AIP focuses executives on achievement of short-term or annual goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, our AIP represents only a minority portion of each executive officer's total compensation opportunity. The Compensation Committee believes that the AIP appropriately balances risk and the desire to focus executives on specific short-term goals that we believe are important to our success.

Going forward, a large percentage of the compensation provided to our NEOs and other key employees will be in the form of long-term incentive awards, which we believe are important to help further align our employees' interests with those of our stockholders. The Compensation Committee believes that these awards will not encourage unnecessary or excessive risk-taking since the ultimate value of the awards is tied to our stock price, and subject to long-term vesting schedules, to help ensure that employees have significant vested interest in long-term stock price performance.

Stock Ownership Guidelines

We established a “Stock Ownership Guidelines” policy to align the financial interests of KEYW executives and Board members with those of our stockholders. The policy is applicable to all non-employee directors and identified executives. Participants must have beneficial ownership, as defined under Rule 13d-3(d)(1) under the Exchange Act, of our common stock in accordance with the following schedule:

Leadership Position	Value in Share/Number of Shares/% of Ownership
Non-Employee Member of Board	25,000 shares
President and CEO	6x annual base salary
Executive Vice Presidents	3x annual base salary
Other Section 16 Filers	1x annual base salary

Participants may satisfy their ownership guidelines with one or more of the following forms of equity beneficial ownership: shares owned directly, shares owned indirectly (e.g., by spouse or trust), stock options and warrants (vested and/or exercisable within 60-days and in-the-money), or restricted stock.

Once a participant has achieved the requisite level of ownership, the guideline will be considered met going forward unless a participant sells shares and/or receives a salary adjustment, at which time compliance will be re-evaluated. Participants are prohibited from selling company stock until such officer is in compliance with his or her ownership requirement.

Compensation Committee Report

The Compensation Committee, which is composed solely of independent directors, assists the Board of Directors in fulfilling its responsibilities with regard to compensation matters, and is responsible under its charter for determining the compensation of KEYW’s executive officers. The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management, including our CEO, William J. Weber and our CFO, Philip L. Calamia. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement.

Compensation Committee

Arthur L. Money

William I. Campbell

John G. Hannon

Summary Compensation Table

The following table sets forth the aggregate compensation awarded to, earned by, or paid to our Named Executive Officers (NEOs) in the last three fiscal years.

Name and Principal Position	Year	Salary ($)(5)	Bonus ($)		Stock Awards ($)(7) (8)	Option Awards ($) (7) (8)	Non-Equity Incentive Plan Compensation ($)(9)	All Other Compensation ($) (10)		Total ($)
Bill Weber (1)			—
President and Chief	2015	107,310	—		1,910,000	—	225,000	8,688		2,250,998
Executive Officer			—

Len Moodispaw (2)	2015	251,929	—		461,450	—	—	68,687	(11)	782,066
Former President and	2014	500,011	—		427,750	482,353	375,000	68,638		1,853,752
Chief Executive Officer	2013	496,742	—		281,750	364,693	300,000	85,478		1,528,663

Phil Calamia (3)	2015	290,779	—		140,158	—	84,000	11,719		526,676
Chief Financial Officer	2014	261,160	25,000	(6)	17,110	12,863	116,500	6,763		439,396

Mark Willard	2015	337,500	—		180,975	—	97,500	66,248	(12)	682,223
Chief Operating Officer	2014	325,000	—		213,875	241,177	220,000	64,694		1,064,746
	2013	324,039	—		366,275	182,347	140,000	80,015		1,092,676

Chris Fedde (4)	2015	311,558	—		—	—	—	44,313	(13)	355,871
EVP and President, Hexis	2014	282,710	—		213,875	—	—	34,802		531,387
Cyber Solutions, Inc.	2013	174,530	—		133,500	130,679	65,000	28,919		532,628

Kim DeChello	2015	259,632	—		104,875	—	75,000	56,071	(14)	495,578
Chief Administrative Officer	2014	250,016	—		213,875	241,176	170,000	54,786		929,853
	2013	249,054	—		366,275	182,347	100,000	77,858		975,534

(1)	Mr. Weber was appointed to the roles of President and CEO effective October 1, 2015.

(2)	Mr. Moodispaw’s employment terminated in June 2015 due to his death.

(3)	Mr. Calamia was appointed to the role of CFO effective March 25, 2014.

(4)	Mr. Fedde's employment commenced April 29, 2013.

(5)	Reflects actual pay, which may differ from base pay due to salary increase processed after the year begins, or abnormal number of pay periods in the year. 2015 Salary amounts consist of 27 pay dates compared to 26 pay dates in 2014 and 2013.

(6)	In 2014, the Compensation Committee approved a $25,000 bonus payment to Mr. Calamia for his performance for the successful 2.50% Convertible Senior Notes offering completed in July 2014. Such payment was taken into consideration when determining AIP awards.

(7)	Except for Mr. Weber’s eligible long term incentive shares, amounts reported in this column reflect the aggregate grant date fair value as calculated under FASB ASC Topic 718. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and notes thereto, which are included in the Company’s Form 10-K for the fiscal year ended December 31, 2015 for a description of the assumptions used in making these calculations. We measured the fair value of the CEO's Long Term Incentive Shares using a Monte Carlo simulation approach with the following assumptions: risk-free interest rate of 1.67%, weighted-average derived service period of 4.7 years, expected volatility of 59.8% and dividend yield of 0%. The weighted-average grant-date fair value of this grant is $2.96 per share. The expense for this grant will be recognized over the derived service period of each individual tranche.

(8)	Equity awards granted to our NEOs in 2013, 2014 and 2015 were issued under our 2013 Plan except for shares issued to Mr. Weber in the amount of 100,000 restricted shares of the Company’s common stock as a sign-on inducement, and the right to acquire 400,000 shares of our common stock as a long-term incentive inducement. Both were granted outside the 2013 Plan, in accordance with NASDAQ Listing Rule 5635(c)(4). See “Executive Compensation — Equity Incentive Plans” for a description of our 2013 Plans.

(9)	On February 16, 2016 AIP awards were paid based on the prior fiscal year’s performance. Government Solutions met 92% of the weighted performance threshold which resulted in a payment of 60% of the bonus target. Commercial Cyber Solutions did not meet performance targets which resulted in no payout. See table titled “Payment Level/Percentage Achievement of 2015 Financial Target”. On January 23, 2015 and on January 31, 2014 AIP awards were paid based on KEYW achievement of actual revenue and EBITDA performance above the minimum payment level under the plan for the prior fiscal year. In January 2015, no payments were made based on Hexis 2014 performance against goals. The Compensation Committee approved the payment of a bonus under the AIP to the CEO and other executive officers at an appropriate payment level for each NEO. See table titled "Payment Level/Percentage Achievement of 2014 Financial Target".

(10)	Represents KEYW matching contributions under our 401(k), employee stock purchase plan discounts, paid time off (PTO) payouts of amounts over the accrual limits, premiums paid by KEYW for health, dental, vision, long-term care, life and disability insurance, as well as an expense allowance to cover miscellaneous non-travel business expenses. Excludes gain on restricted stock vesting previously included in the Company’s 2014 Summary Compensation Table. Except as described in footnotes (11 - 16) to the Summary Compensation Table, none of the perquisites and personal benefits included in the “All Other Compensation” column above for any of our NEOs exceeds the greater of $25,000 or 10% of the total amount of benefits for that NEO.

(11)	Includes 401(k) matching contributions of $24,000, PTO payout of $26,065, the amount over the accrual limit, premiums paid by KEYW of $8,547 and expense allowance of $10,075.

(12)	Includes 401(k) matching contributions of $23,625, PTO payout of $6,250, the amount over the accrual limit, premiums paid by KEYW of $15,448 and expense allowance of $20,925.

(13)	Includes 401(k) matching contributions of $10,600, premiums paid by KEYW of $12,788 and expense allowance of $20,925.

(14)	Includes 401(k) matching contributions of $23,463, employee stock purchase discounts of $457, PTO payout of $4,808, premiums paid by KEYW of $6,418 and expense allowance of $20,925.

Grants of Plan-Based Awards Table

The following table sets forth the incentive plan awards made to the NEOs during fiscal year 2015.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards: Number of shares of stock or units (#)	All other options awards: Number of securities underlying options (#)	Exercise price of option awards ($/Sh)	Grant date fair value of stock and option awards ($) (3)
Bill Weber (4)	10/7/15	—	225,000	—	—	—	—	100,000			726,000
	10/1/15				50,000	—	400,000				1,184,000

Len Moodispaw (5)	4/1/2015	187,504	375,008	562,512	—	55,000	—				461,450

Phil Calamia (6)	4/1/2015	70,003	140,005	210,008	—	13,750	—				115,363
	9/1/15							10,750			87,720

Mark Willard (7)	4/1/2015	81,250	162,500	243,750	—	27,500	—				230,725
	10/19/15							10,000			76,100

Chris Fedde		75,005	150,010	225,014	—	—	—				—

Kim DeChello	4/1/2015	62,504	125,008	187,512	—	27,500	—				230,725

(1)	Amounts in these columns show the range of payouts that was possible under the Company’s AIP based on performance during 2015, as described in the Compensation Discussion and Analysis section above. The actual bonus amounts that were paid in 2016 based on 2015 performance are shown in the Summary Compensation table above in the column titled “Non-Equity Incentive Plan Compensation”.

(2)	Amounts in these columns show the maximum number of shares that may vest pursuant to the LTIP awards made to the NEOs in 2015, as described in the Compensation Discussion and Analysis section above. The LTIP awards were as follows: Mr. Moodispaw: 25,000 shares of retention restricted stock and 30,000 shares of performance restricted stock; Mr. Calamia: 6,250 shares of retention restricted stock and 7,500 shares of performance restricted stock; Mr. Willard: 12,500 shares of retention restricted stock and 15,000 shares of performance restricted stock; Mr. Fedde did not receive any incentive plan awards; Ms. DeChello: 12,500 shares of retention restricted stock and 15,000 shares of performance restricted stock. The restricted stock cliff vests in April 2018, and the performance restricted stock has performance-based vesting based on attainment of financial performance goals: 100% in April 2018. If performance is not met, the shares are canceled. The financial performance goals for the 2015 performance restricted stock were not met and therefore, with the exception of shares issued to Mr. Moodispaw, the shares were canceled in February 2016. Mr. Moodispaw’s shares vested upon his death.

(3)	Except for Mr. Weber’s eligible Long Term Incentive Shares, amounts reported in this column reflect the aggregate grant date fair value as calculated under FASB ASC Topic 718. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and notes thereto, which are included in the Company’s Form 10-K for the fiscal year ended December 31, 2015 for a description of the assumptions used in making these calculations. We measured the fair value of the CEO's long-term incentive shares using a Monte Carlo simulation approach with the following assumptions: risk-free interest rate of 1.67%, weighted-average derived service period of 4.7 years, expected volatility of 59.8% and dividend yield of 0%. The weighted-average grant-date fair value of this grant is $2.96 per share. The expense for this grant will be recognized over the derived service period of each individual tranche.

(4)	AIP payment based on employee agreement. Grant of 100,000 shares of restricted stock as a sign-on inducement. Sign-on shares vest as follows: 50,000 shares on October 1, 2016, 25,000 shares on October 1, 2018 and 25,000 shares on October 1, 2019. Mr. Weber became eligible to receive Long-Term Incentive Shares on the Commencement Date 10/1/15. See the description of Mr. Weber’s employment agreement for a summary of the Long-Term Incentive Shares.

(5)	Mr. Moodispaw’s awards vested upon his death in June 2015.

(6)	Granted 10,750 shares of restricted stock on 9/1/15 as a step towards meeting benchmarked analysis of Direct Peer companies for ownership of the CFO position. The shares cliff vest on 9/1/18.

(7)	Granted 10,000 shares of restricted stock on 10/19/15 for his performance as Interim President and CEO. The shares cliff vest on 10/19/18.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the equity awards outstanding as of the end of fiscal year 2015 held by each NEO.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($) *	Equity Incentive Plan Awards: Number of Unearned Shares, That Have Not Vested (#)**		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) *
Bill Weber			—				100,000	(8)	602,000	50,000	(9)	301,000

Phil Calamia	1,000	1,000	—	17.11	2/6/2024	(1)	10,750	(10)	64,715	7,500	(12)	45,150
							6,250	(11)	37,625
							1,000	(14)	6,020
							2,500	(16)	15,050

Mark Willard	18,750	18,750	—	17.11	2/6/2024	(1)	10,000	(13)	60,200	15,000	(12)	90,300
	28,125	9,375		11.27	2/7/2023	(2)	12,500	(11)	75,250
	10,000	—		10.98	8/14/2022	(6)	12,500	(14)	75,250
	22,500	—		7.41	2/7/2022	(3)	12,500	(15)	75,250
	30,000	—		14.57	1/30/2021	(4)	20,000	(15)	120,400
	25,000	—		5.50	10/15/2019	(5)

Chris Fedde	18,750	6,250	—	13.35	4/30/2023	(7)	12,500	(14)	75,250
							10,000	(17)	60,200

Kim DeChello	18,750	18,750	—	17.11	2/6/2024	(1)	12,500	(11)	75,250	15,000	(12)	90,300
	28,125	9,375		11.27	2/7/2023	(2)	12,500	(14)	75,250
	22,500	—		7.41	2/7/2022	(3)	12,500	(15)	75,250
	25,000	—		14.57	1/30/2021	(4)	20,000	(15)	120,400
	25,000	—		5.50	10/15/2019	(5)

*	Market value for this purpose is determined based on the number of shares outstanding multiplied by our stock price of $6.02 on December 31, 2015, less any award price per share.

**	Computed based on achieving the threshold level of performance.

Vesting Schedule for Outstanding Stock Options and Unvested Restricted Stock

Note	Grant Date	Incremental Vesting Dates
(1)	02/07/14	50% on 2/7/15 based on performance achievements being met; 25% on 2/7/16 and 25% on 2/7/17
(2)	02/08/13	50% on 2/8/14 based on performance achievements being met; 25% on 2/8/15 and 25% on 2/8/16
(3)	02/08/12	50% on 2/8/13 based on performance achievements being met; 25% on 2/8/14 and 25% on 2/8/15
(4)	01/31/11	25% on 1/31/11; 25% annually for next 3 years
(5)	10/16/09	25% on 10/16/10; 25% annually for next 3 years
(6)	08/15/12	25% on 8/15/12; 25% annually for next 3 years
(7)	05/01/13	25% on 5/1/13; 25% annually for next 3 years
(8)	10/07/15	50% on 10/1/16; 25% on 10/1/18; 25% on 10/1/19; vesting is based on the commencement date of his employment per his employment agreement
(9)	10/01/15	Mr. Weber is eligible for Long-Term Incentive Shares. The grant date of the Long-Term Incentive Shares is the date of the Commencement Date. These Long-Term Incentive Shares will be subject to a two-year holding period following the date of issuance. See the description of Mr. Weber’s employment agreement for additional details.
(10)	09/01/15	Full vesting on 9/1/18
(11)	04/01/15	Full vesting on 4/1/18
(12)	04/01/15	Full vesting on 4/1/18 if performance target achieved for 2015, otherwise the shares will be canceled
(13)	10/19/15	Full vesting on 10/19/18
(14)	02/07/14	Full vesting on 2/7/17
(15)	02/08/13	Full vesting on 2/8/16
(16)	12/31/13	Full vesting on 12/31/16
(17)	05/01/13	Full vesting on 5/1/16

Option Exercises and Stock Vested at Fiscal Year End

The following table shows the number of shares acquired by each of the NEOs during 2015 through stock option exercises and vesting of restricted stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (1)
Bill Weber	—	—	—	—
Len Moodispaw (2)	—	—	15,000	139,050
Phil Calamia	—	—	—	—
Mark Willard	—	—	7,500	69,525
Chris Fedde	—	—	—	—
Kim DeChello	—	—	7,500	69,525

(1)	Market value for this purpose is determined based on the number of shares vested multiplied by our stock price of $9.27 on February 8, 2015 (vesting date).

(2)	105,000 shares vested upon his death in June 2015 and the shares were delivered to his Estate. Market value realized was $1,190,700. Market value for this purpose was determined based on the number of shares vested multiplied by our stock price of $11.34 on June 15, 2015 (vesting date). Stock options for 75,000 shares were also exercised Market value for this purpose was determined based on the number of shares exercised multiplied by our stock price of $6.30 on November 24, 2015 (exercise date). The Estate exercised a total of 75,000 shares through a net issue exercise. Under the net issue, 9,524 shares were used to pay option exercise prices.

Employment Agreements

Bill Weber. On October 1, 2015, the Company appointed William J. (“Bill”) Weber as President and Chief Executive Officer. In connection with Mr. Weber’s appointment, KEYW entered into an employment agreement, dated August 25, 2015, with Mr. Weber. Currently, Mr. Weber receives an annual salary of $450,008 and is eligible to participate in the Company’s AIP, both of which may be adjusted by the Board of Directors of the Company from time to time. Other benefits currently provided to Mr. Weber include vacation, health insurance, officers and directors liability insurance and other standard company benefits. Mr. Weber’s 2015 target bonus under the AIP was $225,000 for fiscal year 2015. Mr. Weber received 100,000 shares of restricted stock as a sign-on inducement. The shares vest as follows: 50,000 shares on October 1, 2016, 25,000 shares on October 1, 2018 and 25,000 shares on October 1, 2019.

Mr. Weber is also eligible for Long Term Incentive Shares, issuable outside the 2013 Plan. If at any time prior to the 5th anniversary of October 1, 2015, the closing market price of KEYW common stock over any 30 consecutive trading days is at or greater than the Target Price Per Share set forth in the table below, the Company will award him Long-Term Incentive Shares in an amount equal to the sum of the number of shares listed next to the Target Price Per Share and the number of shares listed next to any lower Target Price Per Share. Mr. Weber shall be eligible for one or more additional grants with respect to the remaining Target Price Per Share that were not previously achieved or exceeded. In no event will he receive more than 400,000 Long-Term Incentive Shares. These Long-Term Incentive Shares will be subject to a two-year holding period following the date of issuance.

Target Price Per Share	Long-Term Incentive Shares
$13.00	50,000
$16.00	50,000
$20.00	100,000
$25.00	100,000
$30.00	100,000

Upon termination of Mr. Weber’s employment by the Company without cause or by Mr. Weber with Good Reason (as defined in his employment agreement), Mr. Weber is entitled to payment of an amount equal to two years of his base salary plus the amount of certain unpaid and/or pro-rated bonuses and incentive plan payments, as well as reimbursement of health and dental insurance premiums for two years.

If at any time prior to the one-year anniversary of the consummation of a Change of Control (as defined in his employment agreement), the Company terminates Mr. Weber’s employment, Mr. Weber is entitled to receive his then current base salary for a period of two years payable in accordance with the Company’s normal payroll practices. He is also entitled to an amount equal to the maximum AIP bonus available to the employee for the year in which the termination occurs. In addition he is eligible to receive continued health and dental coverage for two years.

Len Moodispaw. Mr. Moodispaw's employment agreement dated June 16, 2010, as amended March 12, 2012, June 29, 2012 and May 27, 2015, provided for his employment as President and Chief Executive Officer during the employment period until his resignation on May 26, 2015. Under his employment agreement, Mr. Moodispaw was entitled to a base salary of $500,011 and was eligible to participate in the AIP. Mr. Moodispaw was also entitled to certain benefits, including vacation, health insurance and other insurance benefits.

Mr. Moodispaw’s employment agreement ended upon his death on June 15, 2015.

Mark Willard. On June 16, 2010, KEYW entered into an employment agreement with Mr. Willard. Mr. Willard’s employment agreement was amended on March 12, 2012, June 29, 2012, May 27, 2015, and October 1, 2015. Mr. Willard's employment agreement provides for his employment as Executive Vice President, Chief Operating Officer during the employment period. Under his employment agreement, Mr. Willard is entitled to a base salary, which was increased by the Board of Directors to $325,000 in 2013. The Board of Directors, may from time to time alter his base salary. In addition, Mr. Willard is entitled to certain benefits, including vacation, health insurance and other insurance benefits.

The March 2012 amendment to Mr. Willard’s employment agreement changed the guaranteed employment term and added an evergreen clause to allow automatic extensions for successive additional years unless the Company notifies Mr. Willard in writing that his employment period will not be extended. The March 2012 amendment also states that applicable payments for change of control will be within sixty days of the occurrence of the triggering event. No termination of Mr. Willard’s employment agreement was enacted prior to February 28, 2015, and therefore Mr. Willard’s current employment agreement has a term extending to February 28, 2017.

On December 21, 2015, Mr. Willard received a letter notifying him that his current employment agreement will not be extended beyond February 28, 2017 per the current evergreen clause contained in his employment agreement. It is KEYW’s intention to enter into new employment agreements with standard language and provisions similar to the CEO employment agreement for all NEOs, including Mr. Willard, before the expiration of the current employment agreement.

Kim DeChello. On June 16, 2010 KEYW entered into an employment agreement with Ms. DeChello. The agreement was amended on March 12, 2012 and June 29, 2012. Ms. DeChello's employment agreement provides for her employment as Executive Vice President, Secretary and Chief Administrative Officer during the employment period. Under her employment agreement, Ms. DeChello is entitled to a base salary, which was increased by the Board of Directors to $250,016 in 2013. The Board of Directors, may from time to time alter her base salary. In addition, Ms. DeChello is entitled to certain benefits, including vacation, health insurance and other insurance benefits.

The March 2012 amendment to Ms. DeChello’s employment agreement changed the guaranteed employment term and added an evergreen clause to allow automatic extensions for successive additional years unless the Company notifies the employee in writing that the employment period will not be extended. The March 2012 amendment also states that applicable payments for change of control will be within sixty days of the occurrence of the triggering event. No termination of employment agreement was enacted prior to February 28, 2015, and therefore Ms. DeChello’s current employment agreement has a term extending to February 28, 2017.

On December 21, 2015 Ms. DeChello received a letter notifying her that her current employment agreement will not be extending beyond February 28, 2017 per the current evergreen clause contained in her employment agreement. It is KEYW’s intention to enter into new employment agreements with standard language and provisions similar to the CEO employment agreement for all NEOs, including Ms. DeChello, before the expiration of the current employment agreements.

Change of Control Payment Provisions in Mr. Willard and Ms. DeChello’s Current Employment Agreements. Mr. Willard and Ms. DeChello’s current employment agreements also provide for the payment of certain amounts to the NEO upon a “change of control” that occurs within the guaranteed employment term. Under each employment agreement “change of control” is defined as the occurrence of any of (w) an acquisition after the date of the employment agreement by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 50% of the voting securities of KEYW, (x) the dissolution or liquidation of KEYW or a merger, consolidation, or reorganization of KEYW with one or more other entities in which KEYW is not the surviving entity, unless the holders of KEYW's voting securities immediately prior to such transaction continue to hold at least 51% of such securities following such transaction, (y) the consolidation or sale of all or substantially all of the assets of KEYW in one or a series of related transactions, or (z) the completion by KEYW of an agreement to which KEYW is a party or by which it is bound, providing for any of the events set forth in the above clauses (w), (x) or (y).

Specifically, the employment agreements provide that the NEO is entitled to receive a cash payment in an amount equal to two (2) times the (total of the executive's current base salary plus the greater of (the total cash bonuses paid during the last 24 months divided by two (2) or (current year's target annual incentive opportunity). If employment is terminated within one (1) year following the change-in-control, the NEO will be entitled to receive compensation and severance benefits for the remainder of the guaranteed period or for twelve (12) months, whichever is greater. This qualifying termination is if the Company terminates the executive without cause or the termination at-will by the executive for “good reason” (as defined in the employment agreement). The executive will continue to have health care, dental, disability or life insurance benefits for three years following the change-of-control. Stock options will remain exercisable for a period of one (1) year following termination, and any outstanding equity awards shall vest immediately upon the change-of-control. The Company will provide a gross-up payment if payments exceed the IRS “safe harbor” limit by more than 10%. To the extent payments are less than or equal to 10% of the safe harbor, then payments are reduced to the safe harbor amount to avoid any excise tax liability. The right of NEOs under the current employment agreements to receive payment upon a change of control is commonly referred to as a “single trigger” payment right (i.e., the NEO's employment does not have to be terminated following the change of control for the executive to receive the cash payment). The single-trigger commitment was made to the founding executives because they had recently experienced an acquisition. These single-trigger Change in Control Agreements were not renewed and will expire in February, 2017.

Phil Calamia. In August 2014, Hexis, a wholly owned subsidiary of The KEYW Holding Corporation, entered into an employment agreement with Phil Calamia, Chief Financial Officer of the Company. The agreement provides, among other things: (a) an initial base salary of $280,010 and an annual fifty percent (50%) target bonus under the terms of the Company’s AIP, both of which may be adjusted by the Board of Directors of the Company from time to time; (b) other benefits currently provided to Mr. Calamia, including but not limited to, vacation, health insurance and officers and directors liability insurance; (c) upon termination of Mr. Calamia’s employment by the Company without Cause (as defined in Mr. Calamia’s employment agreement), payment of an amount equal to one year’s base salary plus the amount of certain unpaid and/or pro-rated bonuses and incentive plan payments, and reimbursement of health and dental insurance premiums for one year following such termination; and (d) upon termination of Mr. Calamia’s employment by the Company without Cause or by Mr. Calamia with Good Reason (as defined in the employment agreement) within one year of a Change of Control (as defined in the agreement), payment of an amount equal to one year’s base salary plus the amount of certain unpaid and/or pro-rated bonuses and incentive plan payments, and reimbursement of health and dental insurance premiums for three years following such termination.

Mr. Calamia’s employment agreement also has a clawback provision which provides for adjustment and recovery of performance-based compensation, including equity awards, paid or payable to Mr. Calamia upon certain restatements of the Company’s financial statements.

Mr. Calamia’s employment agreement contains employee non-solicitation restrictions that extend for a one-year period following termination of Mr. Calamia’s employment and customary confidentiality restrictions.

Michele Cook. On January 4, 2016, KEYW entered into an employment agreement with Ms. Michele Cook as Executive Vice President, Business Development. Currently, Ms. Cook receives an annual salary of $300,000 and is eligible to participate in the Company’s AIP, both of which may be adjusted by the Board of Directors of the Company from time to time. Other benefits currently provided to Ms. Cook include vacation, health insurance, officers and directors liability insurance and other standard company benefits.

Ms. Cook is also eligible for Long-Term Incentive Shares, outside the 2013 Plan. If at any time prior to the 5th anniversary of January 4, 2016, the closing market price of KEYW common stock over any 30 consecutive trading days is at or greater than the Target Price Per Share set forth in the below table, the Company will award her Long-Term Incentive Shares in an amount equal to the sum of the number of shares listed next to the Target Price Per Share and the number of shares listed next to any lower Target Price Per Share. Ms. Cook shall be eligible for one or more additional grants with respect to the remaining Target Price Per Share that were not previously achieved or exceeded. In no event will she receive more than 100,000 Long-Term Incentive Shares. These Long-Term Incentive Shares will be subject to a two-year holding period following the date of grant.

Target Price Per Share	Long-Term Incentive Shares
$13.00	12,500
$16.00	12,500
$20.00	25,000
$25.00	25,000
$30.00	25,000

Upon termination of Ms. Cook’s employment by the Company without cause or by Ms. Cook with Good Reason (as defined in Ms. Cook’s employment agreement), Ms. Cook is entitled to payment of an amount equal to six month’s base salary plus the amount of certain unpaid and/or pro-rated bonuses and incentive plan payments, and reimbursement of health and dental insurance premiums for six months.

Chris Fedde, Executive Vice President and President of Hexis, does not have an employment agreement.

All NEO employment agreements contain the following clauses:

Terminate at Will - Our NEO employment agreements allow for executives to terminate their employment at will, given certain notice period requirements. This requirement does not change with a change of control, nor does the employment agreement terminate in conjunction with a change in control payment. The payment is simply a term within the context of the larger agreement and the remaining terms of the agreement remain in effect. We have established, and the executives currently maintain, above average ownership requirements for our senior executives who have single trigger clauses in their contracts. This level of ownership aligns stockholder and executive interests with respect to transactions that could trigger the change in control clauses. The value of the change in control payments is less than the amount of individual equity the executives have in the company. Lastly, the amount of our single trigger change in control payments is not significant since the single trigger clause remains only in two agreements that expire in February 2017.

Proprietary Information Protection - Each employment agreement also contains confidentiality and proprietary information protection provisions to the benefit of KEYW, and non-competition and non-solicitation covenants applicable to the NEO during his or her term of employment. The non-competition and non-solicitation covenants survive for a one-year period following termination of the NEO's employment with KEYW. Further, each employment agreement provides for reimbursement by KEYW of all reasonable, ordinary and necessary business, travel or entertainment expenses incurred by the NEO in the performance of his or her services to KEYW in accordance with KEYW's then current-policies.

Clawback Provision - The clawback provision provides that any performance based compensation paid or payable to the executive pursuant to his/her employment agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, order or stock exchange listing requirement, will be subject to deductions and clawback (recovery). If the financial statements of the Company are restated for any reason other than for accounting changes that require retrospective treatment or other external reasons not attributable to the Company and its compilation of the financial statements, any cash awards paid to the executives based on the financial statements will be recalculated based on the restated financial statements and the affected executives will have their compensation adjusted. If the compensation is reduced, the executive will be responsible for repaying the difference and if the compensation is increased, the Company will pay that additional compensation. In the case of equity awards, any shares issued in excess of the amounts calculated in the restatement will be returned to the Company if possible. If the shares have already been disposed of at the time of the restatement, the awardee will return the proceeds from the sale to the Company. If the shares have been gifted or otherwise transferred, then an equal number of shares will be returned to the Company.

The clawback period extends for three years from the date of award payment. Each applicable executive specifically authorized the Company to withhold from their future wages any amounts that may become due under the clawback provision. The clawback provision survives termination of each applicable employment agreement for a period of two years.

This clawback provision will be terminated in conjunction with any transaction in which a change of control is deemed to have occurred and KEYW as a publicly traded corporation no longer exists.

Best Net Provision - The "Best Net" provision provides that, in the event that it is determined that total payments following a change-of-control would be subject to the excise tax imposed by Section 280G and Section 4999 of the Code, then (i) if the total payments exceed the safe harbor threshold by less than 10%, the payments will be reduced to the safe harbor amount; or (ii) if the total payments exceed the safe harbor threshold by more than 10%, the executive shall be entitled to receive the “Best Net” for the aggregate severance payments and benefits. The executive will receive either the full amount of severance payments and benefits or an amount reduced to the extent necessary so that the executive incurs no excise tax, whichever results in the executive receiving the greater amount, taking into account applicable taxes, as well as the excise tax.

Potential Payments Upon Termination or Change of Control -The employment agreements for our NEOs, described above, have certain provisions that provide for payments to them (a) in the event of the termination of their respective employment without "cause" (as defined in the agreements) and (b) upon a "change of control" (as defined in the agreements).

Under each employment agreement “cause” is defined as (a) a good faith finding by KEYW that (i) the NEO has failed to perform his or her reasonably assigned duties and has failed to remedy such failure within 10 days following written notice from KEYW to the NEO notifying him or her of such failure, or (ii) the NEO has engaged in dishonesty, gross negligence or misconduct; (b) the conviction of the NEO of, or the entry of a pleading of guilty or nolo contendere by the NEO to, any crime involving any felony; (c) the NEO has breached fiduciary duties owed to KEYW or has materially breached the terms of his or her employment agreement or any other agreement between the NEO and KEYW; or (d) the failure of the NEO to maintain his or her security clearance if such clearance is necessary to perform the duties assigned to the NEO under his or her employment agreement.

Upon the occurrence of a "change of control,” KEYW or its successor in interest shall pay to the NEO in immediately available funds a cash payment based on the terms of their respective employment agreements. In the event the NEO's employment is terminated solely by the Company without "cause,” or due to the NEO's disability, the Company shall pay to the NEO the compensation and benefits otherwise payable to him through the last day of his actual employment by the Company or through the remainder of his employment period, whichever is greater. These payments are conditioned on execution of a waiver and release agreement and shall be paid within ten days after the release becomes effective and such revocation rights have lapsed.

In addition, our 2008 and 2009 equity plans provide that, upon a change of control (as defined in our 2008 Plan and 2009 Plan), our Board of Directors may elect to cause all outstanding shares of restricted stock and all outstanding stock options awarded under the 2008 Plan and 2009 Plan to become immediately exercisable for a period of fifteen days prior to the scheduled consummation of the change of control. Under our 2013 Plan, our Board of Directors may (i) elect to cause all outstanding shares of restricted stock and all outstanding stock options awarded under the 2013 Plan to become immediately exercisable for a period of fifteen days prior to the scheduled consummation of the change of control or (ii) elect to cancel any outstanding awards and pay or deliver, or cause to be paid or delivered, an amount in cash or securities having a value equal to the product of the "Grant Shares" (as defined in the 2013 Plan) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of stock pursuant to such transaction exceeds (II) the option price applicable to such Grant Shares. See “Executive Compensation — Equity Incentive Plans” for a detailed description of the terms of our equity incentive plans.

The following table sets forth the Company’s estimated payment obligations under the NEO employment agreements that would arise in the event of (i) the termination of the NEO’s employment without cause or (ii) a change of control of KEYW. The estimated payments assume that the relevant termination or change of control occurred as of December 31, 2015, using the price of our common stock as of December 31, 2015, which was $6.02 per share.

TERMINATION WITHOUT CAUSE				CHANGE-OF-CONTROL
	Severance Pay ($)(1)	Health Care Benefits ($)(1)	Total ($)	Cash Payment ($)(2)	Health Care Benefits ($)(3)	Accelerated Vesting of Stock Options ($)(4)(5)	Accelerated Vesting of Restricted Stock ($)(4)(5)	Total ($)
Bill Weber	1,128,008	39,626	1,167,634	1,128,008	39,626	—	3,010,000	4,177,634
Phil Calamia	430,246	1,052	431,298	430,246	3,155	—	168,560	601,961
Mark Willard	370,580	18,135	388,715	1,028,497	50,220	—	496,650	1,575,367
Kim DeChello	287,123	7,537	294,660	786,305	20,870	—	436,450	1,243,625

(1)	See “Executive Compensation — Employment Agreements” above for a description of the severance payment and health care benefits continuation that would be payable to the NEO upon termination without cause.

(2)	See “Executive Compensation — Employment Agreements” above for a description of the calculation of the cash payment owed to an NEO upon a change of control.

(3)	See “Executive Compensation — Employment Agreements” above for a description of the health care benefits continuation that would be payable to the NEO upon a change of control.

(4)	Assumes full vesting of stock options (all such options have an exercise price greater than the Company’s common stock price as of December 31, 2015) restricted stock awards and Mr. Weber’s Long-Term Incentive Shares in connection with a change of control. See “Executive Compensation — Equity Incentive Plans” below for a description of the potential acceleration of stock options and restricted stock awards in connection with a change of control.

(5)	Calculated based on our common stock share price of $6.02 as of December 31, 2015.

Equity Incentive Plans

2008 Stock Incentive Plan

Overview.  The KEYW Corporation 2008 Stock Incentive Plan (which we also refer to as the 2008 Plan) was adopted by our wholly-owned subsidiary, The KEYW Corporation, on July 31, 2008 (inception). Pursuant to a corporate restructuring, we assumed the 2008 Plan and the awards thereunder from The KEYW Corporation, in December 2009. The purpose of the 2008 Plan is to enhance our ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve KEYW and to expend maximum effort to improve the business results and earnings of KEYW, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of KEYW. Under the 2008 Plan, 1,000,000 shares of our common stock were reserved for issuance as potential awards under the plan. As of December 31, 2015, options to purchase 251,150 shares of our common stock were outstanding under the 2008 Plan and 322,500 shares of restricted stock were outstanding under the 2008 Plan.

In general, options and restricted shares awarded under the 2008 Plan are subject to vesting over a five-year period beginning on the grant date, except for grants of stock options in an amount less than 1,000 shares. These awards vest over a three-year period.

As of December 31, 2015, outstanding options under the 2008 Plan had a weighted average exercise price of $5.35 per share, and had expiration dates ranging from October 2, 2018 to December 29, 2019. In connection with the adoption of our 2009 Plan (described below), we ceased making awards under the 2008 Plan, and no additional shares are reserved for new grants under the 2008 Plan. The 2008 Plan remains in effect, however, with respect to awards outstanding under the plan.

Effective Date and Term.  The 2008 Plan was effective as of the date of approval by our Board of Directors, or July 31, 2008 (inception), and will expire at the close of a ten-year term unless earlier terminated by our Board of Directors.

Administration, Amendment and Termination.  Our Board of Directors has the power and authority to administer the 2008 Plan. As permitted by the terms of the 2008 Plan, our Board of Directors had delegated this power and authority to our Compensation Committee. The Compensation Committee has the authority to interpret the terms and intent of the 2008 Plan and make all determinations necessary or advisable for the administration of the 2008 Plan.

The Compensation Committee may amend, suspend or terminate the 2008 Plan at any time with respect to any shares of common stock as to which awards have not been made. No such action may amend the 2008 Plan without the approval of stockholders if the amendment is required to be submitted for stockholder approval by applicable law, rule or regulation.

Award Types.  The 2008 Plan provides for the grant of incentive stock options, non-qualified stock options and restricted stock. An “incentive stock option” is an option that meets the requirements of Section 422 of the Internal Revenue Code, and a “non-qualified stock option” is an option that does not meet those requirements. “Restricted stock” is an award of common stock on which restrictions are imposed over specified periods that subject the shares to a substantial risk of forfeiture, as defined in Section 83 of the Internal Revenue Code. No incentive stock options were issued under the 2008 Plan.

Shares Issued under the 2008 Plan.  Shares issued under the 2008 Plan may be authorized as unissued shares or treasury shares. Any shares covered by an award, or portion of an award, granted under the 2008 Plan that are forfeited or canceled, expire or are settled in cash will be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the 2008 Plan.

If any stock option is exercised by tendering shares to us, or if we withhold shares to satisfy tax withholding obligations in connection with such an exercise, as full or partial payment in connection with the exercise of a stock option under the 2008 Plan, only the number of shares issued net of the shares tendered will be deemed issued for purposes of determining the maximum number of shares available for issuance under the 2008 Plan.

Terms and Conditions of Option Awards.  An option granted under the 2008 Plan is exercisable only to the extent that it is vested. No option may be exercisable more than ten years from the option grant date.

The exercise price per share for each option granted under the 2008 Plan may not be less than 100%, or 110% in the case of an incentive stock option granted to a 10% stockholder, of the fair market value of the common stock on the option grant date. Prior to the cessation of awards under the 2008 Plan, fair market value was determined in good faith by our Board of Directors in a manner consistent with Section 409A of the Internal Revenue Code. Except upon the occurrence of a merger or other transaction described below, no amendment or modification may be made to an outstanding option which reduces the exercise price, either by lowering the exercise price or by canceling the outstanding option and granting a replacement option with a lower exercise price.

Payment of the exercise price for shares purchased pursuant to the exercise of an option may be made in cash or in cash equivalents acceptable to us or, to the extent permitted by law, in any other form that is consistent with applicable laws, regulations and rules, including NASDAQ rules.

The non-qualified stock options awarded under the 2008 Plan are generally non-transferable, except for transfers by will or the laws of descent and distribution. The Compensation Committee may, in its discretion, determine that an award of non-qualified stock options also may be transferred to family members by gift or other transfers deemed not to be for value.

Terms and Conditions of Restricted Stock Awards.  Subject to the provisions of the 2008 Plan, our Board of Directors determined the terms and conditions of each award of restricted stock, including the restricted period for all or a portion of the award, the restrictions applicable to the award and the purchase price, if any, for the common stock subject to the award. Holders of shares of restricted stock have the right during the restricted period to exercise full voting rights with respect to those shares and the right to receive any dividends declared or paid with respect to the shares.

The shares of restricted stock awarded under the 2008 Plan are generally nontransferable during the restricted period or before satisfaction of any other restrictions applicable to the awards.

Adjustment of Shares Subject to 2008 Plan.  In the event of any increase or decrease in the number of outstanding shares of our common stock, or in the event such shares are changed into or exchanged for a different number or kind of shares or other securities of ours on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, the Compensation Committee will adjust, among other award terms, the number and kind of shares or property that may be delivered in connection with awards and the exercise price, grant price or purchase price relating to any award in such manner as the Compensation Committee determines to be necessary to prevent dilution or enlargement of the rights of participants.

Effect of Certain Corporate Transactions.  Certain corporate transactions involving us, such as a sale or other change-of-control of KEYW, may cause awards granted under the 2008 Plan to vest, unless the awards are continued or substituted for by the surviving company in connection with the corporate transaction. Upon such a transaction the Compensation Committee may also elect to cancel outstanding awards in exchange for cash or securities equal in value to the shares subject to the award, less, in the case of stock options, the aggregate exercise price.

2009 Stock Incentive Plan

Overview.  The KEYW Holding Corporation 2009 Stock Incentive Plan (which we also refer to as the 2009 Plan), was adopted on December 29, 2009. As with our 2008 Plan, the purpose of the 2009 Plan is to enhance our ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve KEYW and to expend maximum effort to improve the business results and earnings of KEYW, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of KEYW. The 2009 Plan provides for the grant of stock options (in the form of either incentive stock options or non-qualified stock options), restricted stock, and restricted stock units (RSUs). Awards may be made under the 2009 Plan to any employee, officer, or director of KEYW or, except for incentive stock options, to any consultant or adviser currently providing services to KEYW. Under the 2009 Plan, 12,000,000 shares of our common stock were reserved for issuance under the plan; provided, however, that awards will not be granted in excess of 12% of our total issued and outstanding common stock at any given time. Of the total shares reserved under the plan, as of December 31, 2015, non-qualified stock options for 1,348,608 shares of our common stock were outstanding and 432,900 shares of restricted stock were outstanding under the 2009 Plan. No RSUs or incentive stock options have been issued under the 2009 Plan. As of December 31, 2015, outstanding options under the 2009 Plan had a weighted average exercise price of $10.76 per share and had expiration dates ranging from December 29, 2019 to December 30, 2022. In connection with the adoption of our 2013 Plan (described below), we ceased making awards under the 2009 Plan, and no additional shares are reserved for new grants under the 2009 Plan. The 2009 Plan remains in effect, however, with respect to awards outstanding under the plan.

In general, options and restricted shares awarded under the 2009 Plan are subject to vesting over a three-year period. However, our Compensation Committee, which administers the 2009 Plan, has discretion to determine other vesting terms of equity awards at the time of grant.

Effective Date and Term.  The 2009 Plan was effective as of the date of approval by our Board of Directors, or December 29, 2009, and will expire at the close of a ten-year term unless earlier terminated by our Board of Directors.

Administration, Amendment and Termination.  Our Board of Directors has the power and authority to administer the 2009 Plan. As permitted by the terms of the 2009 Plan, our Board of Directors had delegated this power and authority to our Compensation Committee. The Compensation Committee has the authority to interpret the terms and intent of the 2009 Plan, determine eligibility and terms of awards for participants and make all other determinations necessary or advisable for the administration of the 2009 Plan.

The Compensation Committee may amend, suspend or terminate the 2009 Plan at any time with respect to any shares of our common stock as to which awards have not been made. No such action may amend the 2009 Plan without the approval of stockholders if the amendment is required to be submitted for stockholder approval by applicable law, rule or regulation, including NASDAQ rules.

Award Types.  As noted above, the 2009 Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock and restricted stock units. “Restricted stock units,” or “RSUs,” are awards that represent a conditional right to receive shares of common stock in the future and that may be made subject to the same types of restrictions and risk of forfeiture as restricted stock.

Shares Issued Under The 2009 Plan.  Shares issued under the 2009 Plan may be authorized as unissued shares or treasury shares. Any shares covered by an award, or portion of an award, granted under the 2009 Plan that are forfeited or canceled, expire or are settled in cash will be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the 2009 Plan.

If any stock option is exercised by tendering shares to us, or if we withhold shares to satisfy tax withholding obligations in connection with such an exercise, as full or partial payment in connection with the exercise of a stock option under the 2009 Plan, only the number of shares issued net of the shares tendered will be deemed issued for purposes of determining the maximum number of shares available for issuance under the 2009 Plan.

Terms and Conditions of Option Awards. An option granted under the 2009 Plan will be exercisable only to the extent that it is vested. No option may be exercisable more than ten years from the option grant date. The Compensation Committee may include in the option agreement the period during which an option may be exercised following termination of employment or service.

The exercise price per share for each option granted under the 2009 Plan could not be less than 100%, or 110% in the case of an incentive stock option granted to a 10% stockholder, of the fair market value of the common stock on the option grant date. Prior to our IPO, fair market value was determined in good faith by our Board of Directors or Compensation Committee in a manner consistent with Section 409A of the Internal Revenue Code. After the offering, for so long as the common stock is listed on the NASDAQ, the fair market value of the common stock was the closing price of the common stock as reported on the NASDAQ on the option grant date.

Except upon the occurrence of a merger or other transaction described below, no amendment or modification may be made to an outstanding option which reduces the exercise price, either by lowering the exercise price or by canceling the outstanding option and granting a replacement option with a lower exercise price.

Payment of the exercise price for shares purchased pursuant to the exercise of an option may be made in cash or in cash equivalents acceptable to us or, to the extent permitted by law, in any other form that is consistent with applicable laws, regulations and rules, including NASDAQ rules.

Each option will become vested and exercisable at such times and under such conditions as the Compensation Committee may approve consistent with the terms of the 2009 Plan.

In the case of incentive stock options, the aggregate fair market value of the common stock determined on the option grant date with respect to which such options are exercisable for the first time during any calendar year may not exceed $100,000.

Incentive stock options are non-transferable during the optionee’s lifetime. Awards of non-qualified stock options are generally non-transferable, except for transfers by will or the laws of descent and distribution. The Compensation Committee may, in its discretion, determine that an award of non-qualified stock options also may be transferred to family members by gift or other transfers deemed not to be for value.

The Compensation Committee may impose restrictions on any shares of common stock acquired pursuant to the exercise of an option as it deems advisable, including minimum holding period requirements or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the shares of common stock are then listed or traded, or under any blue sky or state securities laws applicable to the shares of common stock.

A non-solicitation, non-interference clause was added to the form of stock option agreement in June 2012.

Terms and Conditions of Restricted Stock and Restricted Stock Units.  Subject to the provisions of the 2009 Plan, the Compensation Committee will recommend and the Board of Directors will determine the terms and conditions of each award of restricted stock and RSUs, including the restricted period for all or a portion of the award, the restrictions applicable to the award and the purchase price, if any, for the common stock subject to the award. Unless otherwise recommended by the Compensation Committee, to the extent permitted or required by law as determined by the Board of Directors, holders of shares of restricted stock will have the right during the restricted period to exercise full voting rights with respect to those shares and the right to receive any dividends declared or paid with respect to the shares. Holders of RSUs will not have the right during the restricted period to exercise any voting rights with respect to our common stock or to receive any dividends declared or paid with respect to our common stock.

The restrictions and the restricted period may differ with respect to each participant. An award will be subject to forfeiture if events specified by the Compensation Committee occur before the lapse of the restrictions.

Awards of restricted stock and RSUs are generally nontransferable during the restricted period or before satisfaction of any other restrictions applicable to the awards.

A non-solicitation, non-interference clause was added to the form of restricted stock agreement in June 2012.

Adjustment of Shares Subject to 2009 Plan.  In the event of any increase or decrease in the number of outstanding shares of our stock, or in the event such shares are changed into or exchanged for a different number or kind of shares or other securities of ours on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, the Compensation Committee will adjust, among other award terms, the number and kind of shares or property that may be delivered in connection with awards and the exercise price, grant price or purchase price relating to any award in such manner as the Compensation Committee determines to be necessary to prevent dilution or enlargement of the rights of participants.

Effect of Certain Corporate Transactions.  Certain corporate transactions involving us, such as a sale of KEYW or change of control, may cause awards granted under the 2009 Plan to vest, unless the awards are continued or substituted for by the surviving company in connection with the corporate transaction. Upon such a transaction the Compensation Committee may also elect to cancel outstanding awards in exchange for cash or securities equal in value to the shares subject to the award, less, in the case of stock options, the aggregate exercise price.

2013 Stock Incentive Plan

Overview.  The principal terms of the 2013 Stock Incentive Plan (which we also refer to as the 2013 Plan) are summarized below. The following summary is qualified in its entirety by the full text of the 2013 Plan. The 2013 Plan became effective on January 1, 2013 and replaced the 2009 Plan. Under the 2013 Plan, 2,700,000 shares of our common stock are reserved for issuance under the plan. Of the total shares reserved under the plan, as of December 31, 2015, non-qualified stock options for 733,131 shares of our common stock were outstanding and 963,251 shares of restricted stock were outstanding under the 2013 Plan. No RSUs, SARs or incentive stock options have been issued under the 2013 Plan. As of December 31, 2015, outstanding options under the 2013 Plan had a weighted average exercise price of $15.32 per share and had expiration dates ranging from January 31, 2023 to June 30, 2024.

Purpose. The 2013 Plan is intended to enhance the Company's ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the 2013 Plan provides for the grant of stock options, restricted stock, RSUs, SARs and PSUs. Stock options granted under the 2013 Plan may be nonqualified stock options or incentive stock options.

Administration. The Board has such powers and authorities related to the administration of the 2013 Plan as are consistent with the Company's certificate of incorporation and bylaws and applicable law.

The Board, from time to time, may delegate to one or more Committees or the CEO such powers and authorities related to the administration and implementation of the 2013 Plan, as the Board may determine.

Subject to the other terms and conditions of the 2013 Plan, the Board has full and final authority to:

(i)	designate grantees;
(ii)	determine the type or types of awards to be made to a grantee;
(iii)	determine the number of shares of stock to be subject to an award;
(iv)	establish the terms and conditions of each award (including, but not limited to, the option price of any option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an award or the shares of stock subject thereto, and any terms or conditions that may be necessary to qualify options as incentive stock options);
(v)	prescribe the form of each award Agreement evidencing an award; and
(vi)	amend, modify, or supplement the terms of any outstanding award.

Deferral Arrangements. The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred stock equivalents. Any such deferrals will be made in a manner that complies with Code Section 409A.

Stock Subject to the 2013 Plan. The maximum number of shares of stock available for issuance under the 2013 Plan is 2,700,000 (two million seven hundred thousand). All shares of stock issuable under the 2013 Plan may be issued as common stock.

The 2013 Plan imposes individual limitations on the amount of awards, to comply with Code Section 162(m). Under these limitations, in any fiscal year of the Company during any part of which the 2013 Plan is in effect, no participant may be granted an award of more than 200,000 shares.

Adjustments in Authorized Shares. The Board has the right to substitute or assume awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of stock reserved pursuant to the 2013 Plan will be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to awards before and after the substitution.

Effective Data and Term. The 2013 Plan was approved by the Company's Board of Directors on May 2, 2012, was approved by the Company's stockholders on August 15, 2012 and became effective as of January 1, 2013. The 2013 Plan was amended and restated on August 12, 2015 upon approval by the Board of Directors and the Company’s stockholders.

The 2013 Plan will terminate automatically on December 31, 2022 (10 years from the effective date) and may be terminated on any earlier date as provided in the 2013 Plan.

Eligibility. Awards may be made under the 2013 Plan to any employee, officer or director of, or other service provider providing services to the Company or any affiliate thereof.

Award Agreements. Each award pursuant to the 2013 Plan will be evidenced by an award agreement, in such form or forms as the Board will from time to time determine, which specifies the number of shares subject to the award. A non-solicitation, non-interference clause is included in all award agreements.

Options. The option price of each option will be fixed by the Board and stated in the award agreement evidencing such option. The option price will not be less than the fair market value on the grant date of a share of stock; provided, however, that in the event that a grantee is a beneficial holder of more than ten percent of our common stock, the option price of an incentive stock option granted to such grantee will be not less than one hundred ten percent (110%) of the fair market value of a share of common stock on the grant date.

Subject to the terms of the 2013 Plan, each option granted under the 2013 Plan will become exercisable at such times and under such conditions as will be determined by the Board and stated in the award agreement.

The Board may provide, for example, in the award agreement for (i) accelerated exercisability of the option in the event the grantee's service terminates on account of death, disability (as defined in the 2013 Plan) or another event, (ii) expiration of the option prior to its term in the event of the termination of the grantee's service to the Company, (iii) immediate forfeiture of the option in the event the grantee's service is terminated for "Cause" (as defined in the Plan) or (iv) unvested options to be exercised subject to the Company's right of repurchase with respect to unvested shares of stock.

Generally, each option granted under the 2013 Plan will terminate, and all rights to purchase shares of stock thereunder will cease, upon the expiration of ten (10) years from the grant date, or under such circumstances and on such date prior thereto as is set forth in the 2013 Plan or as may be fixed by the Board and stated in the award agreement relating to such option.

Restricted Stock and Stock Units. The Board may from time to time grant restricted stock or stock units to persons eligible to receive awards under the 2013 Plan, subject to such restrictions, conditions and other terms as the Board may determine.

At the time an award of restricted stock or stock units is made, the Board will establish a restriction period applicable to such restricted stock or stock units.

Each award of restricted stock or stock units may be subject to a different restriction period. The Board may, in its sole discretion, at the time an award of restricted stock or stock units is made, prescribe conditions that must be satisfied prior to the expiration of the restriction period, including the satisfaction of corporate or individual performance objectives or continued service, in order that all or any portion of the restricted stock or stock units will vest.

The Board also may, in its sole discretion, shorten or terminate the restriction period or waive any of the conditions applicable to all or a portion of the restricted stock or stock units.

Holders of restricted stock will have the right to vote such stock and, unless the Board otherwise provides in an award agreement, to receive any dividends declared or paid with respect to such stock. In the case of unearned performance awards (shares/units), dividend payouts/dividend equivalents are prohibited.

Holders of stock units will have no rights as stockholders of the Company. The Board may provide in an award agreement evidencing a grant of stock units that the holder of such stock units will be entitled to receive, upon the Company's payment of a cash dividend on its outstanding stock, a cash payment for each stock unit held equal to the per-share dividend paid on the stock.

Unless otherwise provided by the Board in the applicable award agreement, upon the termination of a grantee's service with the Company or an affiliate thereof, any shares of restricted stock or stock units held by such grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited.

Withholding Taxes. The Company will have the right to deduct from payments of any kind otherwise due to a grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an award or upon the issuance of any shares of stock or payment of any kind upon the exercise of an option. Subject to the prior approval of the Company the grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of stock otherwise issuable to the grantee or (ii) by delivering to the Company shares of stock already owned by the grantee. The shares of stock so delivered or withheld will have an aggregate fair market value equal to such withholding obligations.

Change of Control. Subject to certain exceptions upon the occurrence of a change of control, either of the following two actions will be taken:

(i) immediately prior to the scheduled consummation of a change of control, all shares of restricted stock and stock units will become immediately vested and all options outstanding hereunder will become immediately exercisable unless otherwise specified in any executed executive agreements and will remain exercisable for a period of fifteen days, or

(ii) the Board may elect, in its sole discretion, to cancel any outstanding awards and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith) equal to the product of the number of shares of stock subject to the award multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of stock pursuant to such transaction exceeds (II) the option price applicable to such grant shares.

With respect to the Company's establishment of an exercise window, (i) any exercise of an option during such period will be conditioned upon the consummation of the event and will be effective only immediately before the consummation of the event, and (ii) upon consummation of any change of control, the 2013 Plan and all outstanding but unexercised options will terminate.

These above terms will not apply to any change of control to the extent that provision is made in writing in connection with such change of control for the assumption or continuation of the options, stock units or shares of restricted stock theretofore granted, or for the substitution for such awards for new common stock options, stock units or new shares of restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option prices, in which event the awards theretofore granted will continue in the manner and under the terms so provided. In the event a grantee's award is assumed, continued or substituted upon the consummation of any change of control and their employment is terminated without cause within one year following the consummation of such change of control, the grantee's award will be fully vested and may be exercised in full, to the extent applicable, for the period set forth in the grantee's award agreement or for such longer period as the 2013 Plan Committee may determine.

New Plan Benefits. Future benefits under the 2013 Plan generally will be granted at the discretion of the Board and are therefore not currently determinable.

Non-Plan Awards

Grants Made Outside of the 2008, 2009 and 2013 Plans. In October 2015, pursuant to the commencement of Mr. Weber’s employment as our CEO, and in accordance with the terms of his employment agreement, the Company issued Mr. Weber (i) 100,000 restricted shares of the Company’s common stock as a sign-on inducement, and (ii) the right to acquire 400,000 shares of our common stock as a long-term incentive inducement. Mr. Weber's sign-on inducement and long-term incentive rights were granted outside the 2013 Plan, in accordance with Section 4(2) of the Securities Act of 1933.

Mr. Weber’s sign-on shares will vest as follows: (i) 50,000 shares on October 1, 2016; (ii) 25,000 shares on October 1, 2018; and (iii) 25,000 shares on October 1, 2019.

The Long Term Incentive Shares will be subject to a two-year holding period following the grant date. The issuance and vesting of the above-described inducement shares will be contingent upon Mr. Weber’s continued employment with KEYW, subject to acceleration upon certain events. Mr. Weber's long-term incentive grant consists of four vesting tranches, which will vest at any time prior to the fifth anniversary of October 1, 2015 (“the Commencement Date”) the closing market price of the Company’s common stock over any 30 consecutive trading days is at or greater than the target price, set forth in the table below.

Target Price Per Share	Long-Term Incentive Shares
$13.00	50,000
$16.00	50,000
$20.00	100,000
$25.00	100,000
$30.00	100,000

In 2013 and 2014, no options or restricted stock were issued as Non-Plan awards.

Federal Income Tax Consequences

Incentive Stock Options.  The grant of an option will not be a taxable event for the grantee or for us. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). The Company will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The Company will be allowed a business expense deduction to the extent the grantee recognizes ordinary income.

Non-Qualified Options.  The grant of an option will not be a taxable event for the grantee or for the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). The Company will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. The Company will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units.  There are no immediate tax consequences of receiving an award of RSUs under the 2009 Plan or stock units under our 2013 Plan. A grantee who is awarded such stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. The Company will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2015 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (1)
Equity compensation plans approved by security holders	2,332,889	$11.61	991,990

Equity compensation plans not approved by security holders (2)	400,000		400,000

TOTAL	2,732,889		1,391,990

(1)	The 2013 Plan, which took effect on January 1, 2013, replaced the 2009 Plan, and provides for the issuance of a maximum of 2,700,000 shares.

(2)	On October 1, 2015, pursuant to the commencement of William J. Weber’s employment as our CEO, and in accordance with the terms of his employment agreement, dated as of August 25, 2015, between The KEYW Corporation and Mr. Weber, we issued the right to acquire up to an aggregate of 400,000 Long Term Incentive Shares. See the description of Mr. Weber’s employment agreement for more details.

Retirement Plans

The Company currently has one qualified defined contribution retirement plan. The KEYW Corporation Employee 401(k) Plan, which includes a contributory match 401(k) feature for KEYW employees. As of January 1, 2010, the Plan calls for an employer matching contribution of up to 10% of eligible compensation for KEYW employees and up to 4% for Hexis employees. Total authorized contributions under the matching contribution feature of the Plan were $11.4 million, $9.7 million and $10.4 million, in 2015, 2014 and 2013, respectively. There were no discretionary contributions during these periods.

The Company previously had qualified contribution retirement plans for some of the previously acquired companies. All of these plans were converted into The KEYW Corporation 401(k) Plan on or before December 31, 2013.

Employee Stock Purchase Plan

We adopted the Employee Stock Purchase Plan (the “ESPP”) on September 3, 2010. The ESPP offers a maximum of 5,000,000 million shares of Common Stock for purchase by employees (including NEOs) over the ten year life of the ESPP. Employees are able to purchase shares through accumulated payroll deductions at 85% of the fair market value of the shares based on the closing sales price of the shares on the purchase date, which will occur at the end of each fiscal quarter. Individual employees are limited to a maximum of 1,000 shares per quarter under the ESPP. The Company has elected to use open market purchases for all shares issued under the ESPP.

Options to Purchase Securities

The Company has established several stock incentive plans. The purpose of these plans are to enhance our ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve KEYW and to expend maximum effort to improve the business results and earnings of KEYW, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of KEYW.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval and Ratification of Transactions with Related Persons

The Company has adopted a related person transactions policy pursuant to which our executive officers, directors and principal stockholders, including their immediate family members, are not permitted to enter into a related person transaction with the Company without the consent of our Audit Committee, another independent Committee of our Board of Directors or the full Board. Any request for the Company to enter into a transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000 will be required to be presented to our Audit Committee for review, consideration and approval. All of our directors, executive officers and employees will be required to report to our Audit Committee any such related person transaction. In approving or rejecting the proposed agreement, our Audit Committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if the Company should discover related person transactions that have not been approved, the Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction. A copy of our related person transactions policy is available on the Company’s website at www.keywcorp.com.

Transactions with Related Persons

Set forth below is a summary of any transactions occurring since December 31, 2014, or currently proposed transaction, that involve the Company and one or more of our (i) directors and nominees for director, (ii) executive officers, or (iii) beneficial owners of more than 5% of our common stock outstanding (a “5% stockholder”) (or any of the foregoing person’s affiliates or associates) (which we refer to collectively as “related persons”), in each case, in which the amount involved in the transaction exceeds or will exceed $120,000.

Andrew Fedde, who is the Hexis, Director of Finance and Administration, is the son of Chris Fedde, Executive Vice President and President of Hexis. In 2015, Mr. Andrew Fedde's total compensation was approximately $187,352. This amount includes his base salary, insurance premiums and KEYW matching contributions under our 401(k).

PROPOSAL 1 - ELECTION OF DIRECTORS

Directors/Nominees

At the Annual Meeting, nine (9) directors of the Company will be elected, each to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified.

Each of the nominees named below have consented to serve if elected. In case any of the nominees is not a candidate for director at the Annual Meeting, an event which management does not anticipate, it is intended that the enclosed Proxy will be voted by the proxy holder for a substitute nominee, if any, designated by the Board of Directors, unless the authority to vote for the management nominee(s) is withheld in the Proxy.

The following sets forth information provided by the nominees as of April 14, 2016, all of whom have been nominated by the Company’s Nominating and Corporate Governance Committee and all of whom have consented to serve if elected by our stockholders. Mr. Chris Inglis and Mr. Mark Sopp were recommended for nomination as directors by a non-management director.

Deborah Bonanni, 60, has been a director at KEYW since April 1, 2013. Ms. Bonanni retired from public service in early 2013. From 2006 to 2013 she served as the Chief of Staff of the National Security Agency. She was responsible for the strategic direction, leadership and oversight of the corporate functions that enable and support the Agency’s signals intelligence, information assurance, and cybersecurity missions. Her span of control covered physical and personnel security, human resource services, education and training, installations and logistics, policy and records management, external relations, corporate communications, occupational health and wellness, and registry and protocol services. She chaired the corporate board and managed the processes that governed the identification, selection, compensation, and professional development of NSA’s highest-level executive leaders and technical experts.

Prior to serving as NSA Chief of Staff, Ms. Bonanni served in a number of senior leadership positions, including the Associate Director of Human Resources Services; the Associate Director for Education and Training; and the Commandant of the National Cryptologic School, a nationally recognized academic institution providing tailored training and professional development of military and civilian employees. As Deputy Director of the NSA’s Equal Employment Opportunity organization, she advocated for the use of mediation as a neutral and effective alternative to litigation for resolving disputes, and established the Agency’s first alternative dispute resolution center. Ms. Bonanni began her NSA career as a staff attorney specializing in federal procurement law before assuming the position of Associate General Counsel for Information Security.

Ms. Bonanni graduated from Hood College, Summa Cum Laude, with a Bachelor of Arts degree in History and Political Science. She received her Juris Doctorate from the Columbus School of Law, Catholic University, and is a member of the Bars of Maryland and the District of Columbia. She is a graduate of the 43rd Senior Seminar, an executive leadership program sponsored by the US Department of State for civilian and military leaders from the federal foreign affairs community. She has also completed numerous executive leadership and professional mediation programs. Ms. Bonanni received the Exceptional Civilian Service Award, NSA’s highest honorary award, as well as three Presidential Rank Awards. She was also awarded the National Distinguished Service Medal from the Director, National Intelligence.

Since retiring from public service, Ms. Bonanni has been employed as a senior advisor at Intelligent Decisions, Inc. where she currently holds the title of Vice President, Strategic Relations for the firm's intelligence division. She serves on the Hood College Board of Associates. Ms. Bonanni serves as a part-time consultant to Booz Allen Hamilton supporting a contract with the Department of Homeland Security (DHS) relating to the selection, development, and compensation of senior executives and leaders within DHS.

Ms. Bonanni’s broad business experiences in public service and as the Chief of Staff of the NSA brings valuable expertise to our Board of Directors. Her past leadership in the corporate functions of the NSA brings a unique industry expertise to our Board.

Bill Campbell, 71, has been a director at KEYW since July 16, 2009. Mr. Campbell is currently a Senior Advisor to the Chairman for JPMorgan Chase & Co. where he was most recently Chairman of Chase Card Services, the nation’s second largest credit card organization. From 2005 to 2007 he served as Chairman of Visa International, leading the organization to its IPO in 2008, the second largest in US history. With an extensive consumer products and financial services management background, Mr. Campbell also serves as President of Sanoch Management, a consulting and investment firm for financial companies, start-ups, and venture capital firms. Prior to his executive roles at JPMorgan Chase and its predecessors, and the formation of Sanoch Management, Mr. Campbell oversaw Citigroup’s Global Consumer Business, including global branch banking and credit cards. He became Chief Executive Officer of Global Citibank in 1996 and Chief Executive Officer of Citigroup’s Global Consumer Business a year later. Before joining Citicorp in 1995, Mr. Campbell spent 28 years at Philip Morris, including five years as Chief Executive Officer of Philip Morris USA. He began his career in Canada in brand management in 1967 and eventually served as President of the Asian region for Philip Morris, EVP of Marketing and Sales for Philip Morris USA, and EVP of Strategic Planning for Philip Morris Companies. He currently serves as a director to the following privately held companies: First Beverage Group and Focus Financial Partners LLC. Mr. Campbell earned a Bachelor’s degree in Economics from the University of Alberta in 1965 and a Master’s degree in Business Administration from the University of Western Ontario in 1967.

Mr. Campbell’s business experiences in a diverse group of major public companies, including service as the CEO of Philip Morris USA and in numerous executive positions in the financial services industry, gives our Board of Directors a perspective on national and global economic developments and valued experience in the operations of large organizations.

John Hannon, 78, has been a director at KEYW since August 22, 2008. Previously he served as a Director of Essex from September 2000 to 2007. From early 2000 to 2002, Mr. Hannon was the managing member of Networking Ventures, L.L.C., a privately held company that invested in technology companies. From 1979 to March 2000, Mr. Hannon served as the Chief Executive Officer of Pulse Engineering, Inc. an information security and signals processing company which was sold in March 2000. Mr. Hannon started his business career in 1963 after serving in the United States Marine Corps. Since that time, he has been involved in numerous entrepreneurial ventures. He is a past Director of the Armed Forces Communications and Electronics Association.

Mr. Hannon’s significant institutional knowledge of the Company provides valuable insight to our Board of Directors. His prior managerial experience and military service brings an enhanced understanding of government contract focused business to Board deliberations.

Chris Inglis, 61, is a director nominee. Mr. Inglis currently serves as the U.S. Strategic Command’s Intelligence Panel Chair on the Commander’s Strategic Advisory Group, and as a member of the Defense Science Board (two Summer Studies and a Study on Cyber Deterrence). He served as the U.S. Naval Academy’s Robert and Mary M. Looker Distinguished Visiting Professor of Cyber Studies from 2014 to 2016. He is a serving board member of FedEx Corporation and Convergint Technologies LLC and a trustee of Analytic Services, Inc. (ANSER), a non-profit public services institute. He previously served for 41 years in the Department of Defense, retiring in January 2014 after 28 years at the National Security Agency (NSA) and seven and one half years as its senior civilian and Deputy Director. As the NSA Deputy Director, Mr. Inglis was the Agency's chief operating officer, responsible for guiding and directing strategies, operations and policy

Mr. Inglis holds advanced degrees in engineering and computer science from Columbia University, Johns Hopkins University, and the George Washington University. He is also a graduate of the Kellogg Business School executive development program, the USAF Air War College, Air Command and Staff College, and Squadron Officers' School. Mr. Inglis’ military career includes over 30 years of service in the US Air Force – nine years on active duty and twenty one years in the Air National Guard – from which he retired as a Brigadier General in 2006. He holds the rating of Command Pilot and commanded units at the squadron, group, and joint force headquarters levels.

Mr. Inglis' significant Awards include the Clements award as the US Naval Academy's Outstanding Military Faculty member (1984), three Presidential Rank Awards (2000, 2004, and 2009), the USAF Distinguished Service Medal (2006), the Boy Scouts of America Distinguished Eagle Scout Award (2009), the Director of National Intelligence Distinguished Service Medal (2014), and The President’s National Security Medal (2014).

Mr. Inglis brings over 40 years of experience in the government to KEYW. His broad experience in government and with cyber products and services will be a valuable asset to the company.

Ken Minihan, 72, (Lt. General (Ret) USAF) has been a director at KEYW since August 22, 2008. Lt. General Minihan is a Managing Director of Paladin Capital Group and is focused on the development and implementation of new investment opportunities for Paladin’s Homeland Security Fund. Prior to joining Paladin, Lt. General Minihan was the 14th Director of the National Security Agency (NSA)/Central Security Service. While at the NSA, he was instrumental in the definition and implementation of the National Information Assurance Program. During his military service, Lt. General Minihan developed extensive experience in making new technologies operational and implementing leading edge services and products in a competitive environment where lives were often at risk. During the last twenty years of the Cold War and the transition to the Information Age, he was instrumental in the definition and selection of technology solutions to solve many difficult national security information needs. Throughout that time, Lt. General Minihan helped set the performance standards for information enterprise operations. Lt. General Minihan is a past Chairman and President of the Security Affairs Support Association (now known as INSA), which focuses on shared government and industry national intelligence and technology challenges. He also is a member of the Air Force Association, the National Military Intelligence Association and other national organizations. He has substantial experience in capital raising, enterprise operations, business development and business readiness assurance. He devotes considerable attention to and consults on national security affairs. Lt. General Minihan has a Bachelor of Arts degree from Florida State University, a Master of Arts degree from the Naval Postgraduate School, and has completed executive development programs at the University of Illinois and Harvard University. Among his awards and decorations are the National Security Medal, the Defense Distinguished Service Medal, the Bronze Star, the National Intelligence Distinguished Service Medal, and the Legion of Merit. He serves as a Director on the following boards: ManTech International Corporation, Lucent Government Solutions, Lexis Nexis Special Services, American Government Solutions and CGI Federal, Inc., a subsidiary of CGI Group, Inc., and served on the board of BAE Systems, Inc. from 2001 to 2015.

Lt. General Minihan’s depth of knowledge from his military service and as a director of the NSA brings valuable expertise to our Board of Directors. Further, his business experience with Paladin Capital Group brings industry expertise to our Board that is compounded by his public sector service.

Art Money, 76, has been a director at KEYW since August 22, 2008. Previously, he served as a Director of Essex Corporation from January 2003 to January 2007. He is currently consulting, specializing in command, control, and communications, intelligence, signal processing, and information processing. Mr. Money served as the Assistant Secretary of Defense for Command, Control, Communication and Intelligence (C3I) from October 1999 to April 2001. Prior to his Senate confirmation in that role, he was the Senior Civilian Official, Office of the Assistant Secretary of Defense for C3I from February 1998. Mr. Money also served as the Chief Information Officer for the Department of Defense from 1998 to 2001. From 1996 to 1998, he served as Assistant Secretary of the Air Force for Research, Development and Acquisition, and as CIO for the Air Force. He has also received distinguished public service awards from the US Department of Defense (Bronze Palm), the US Air Force, and the US Navy. Prior to his government service, Mr. Money held senior management positions (including President from 1989 to 1995) with ESL Inc., a subsidiary of TRW, and the TRW Avionics and Surveillance Group. Mr. Money serves on numerous United States Government panels, boards and commissions. He currently serves on the board of Electronic Warfare Associates, Inc., InfoZen, Inc. and Eagle Ray, Inc. Mr. Money received a Bachelor of Science degree in Mechanical Engineering from San Jose State University in 1965, a Master of Science degree in Mechanical Engineering from University of Santa Clara in 1970 and attended the Harvard Executive Security Program in 1985 and the Program for Senior Executives at the Sloan School at the Massachusetts Institute of Technology in 1988. Mr. Money received the INSA (Intelligence and National Security Alliance) 28th Dr. William Oliver Baker Award in May 2012 and was elected to the National Academy of Engineering in October 2013.

Mr. Money’s service in the intelligence sector and on the boards of numerous public companies and with sophisticated advisory groups, combined with his prior management experience in the private sector, brings a breadth of knowledge to our Board of Directors.

Caroline Pisano, 49, has been a director at KEYW since August 22, 2008. She was named Chairman of the Board upon Mr. Moodispaw’s retirement in May 2015. Previously, she was a Director of Essex Corporation from September 2000 through January 2003 and served as General Counsel and Vice President of Finance of Essex from January 2003 to June 2004. From April 2000 through December 2002, Ms. Pisano was a member of Networking Ventures, L.L.C. From August 1996 to March 2000, Ms. Pisano served as General Counsel and Chief Financial Officer of Pulse Engineering, Inc., an information security and signal processing company which was sold in March 2000. From August 1992 to July 1996, Ms. Pisano served as a senior transactional attorney with the law firm of Wechsler, Selzer, and Gurvitch, Chartered. From June 1988 to August 1990, Ms. Pisano, was a certified public accountant, practiced public accounting and specialized in high tech and biotech companies. Ms. Pisano received her Juris Doctorate degree from the Washington College of Law at the American University in Washington, D.C. Ms. Pisano graduated Magna Cum Laude with a Bachelor of Science degree in Accounting from the University of Maryland.

Ms. Pisano’s significant institutional knowledge of our company’s field of work gives our Board of Directors valuable insight into our operations. Her prior managerial experience brings insightful business knowledge to bear on our Board deliberations.

Mark Sopp, 50, joined the Board on March 16, 2016. Mr. Sopp served as Executive Vice President and Chief Financial Officer of Leidos Holdings, Inc., where he played a lead role in the formation of the company in coordination with the separation of Science Applications International Corporation (SAIC), into two multi-billion NYSE-listed companies. Prior to the separation, Mr. Sopp served as the EVP and CFO for SAIC, a Fortune 500® provider of complex technical solutions, mostly to the U.S. Federal Government. He was recruited to SAIC to lead its successful initial public offering in 2006, and he helped drive profitability, operations, and cash flow improvements during its period of growth after the IPO from $7 billion to $11 billion.

Prior to that role, Mr. Sopp served as Executive Vice President and Chief Financial Officer of Titan Corporation from 1998-2005. Mr. Sopp was instrumental in Titan's focus on growing and optimizing the financial performance of its Intelligence and Defense business, achieving revenues of approximately $2 billion, and culminating with its $2.5 billion merger with L3 Communications in 2005. Before Titan, Mr. Sopp led the international finance function at Taylor Made Golf Company and was a CPA and Audit Senior at Arthur Andersen & Co. earlier in his career.

Mr. Sopp earned his Bachelor's degree in Accountancy from New Mexico State University in 1987, and completed the executive program from The Anderson School at UCLA in 1998.

Mr. Sopp has approximately 15 years of large, publicly traded financial leadership experience in the government and intelligence solutions arena, including executing a number of transformative transactions. His experience in driving organic growth, profitability, cash flow, capital deployment, and meeting attendant regulatory requirements will be a valuable asset to the company.

Bill Weber, 50, has served as President and Chief Executive Officer and as a director, since October 1, 2015. Mr. Weber has more than 25 years of experience building leading technology and solutions organizations and addressing the changing needs of customers in both the private and public sectors. In these endeavors, his tenure has been marked by growth and maturity of the organization. From March 2012 to September 2015, he served as President and Chief Operating Officer of XLA, a private equity-backed federal government services and software company focused in the areas of national security, diplomacy, and nation building.

Prior to XLA, he served as President of Kaseman, a private equity-backed government-focused professional services firm and Senior Vice President at GTSI Corporation, a leading IT provider to the U.S. Government, where he oversaw the creation and development of a professional services business that eventually accounted for a quarter of the company’s revenue and one third of its profit. He has held senior executive positions with McData, CNT Corporation, Inrange Technologies, International Network Services, and AT&T, all focused around solutions creation and growth.

Bill has a Bachelor of Science from Washington University and is a graduate of The Executive Program at the University of Virginia Darden School of Business. He is a former U.S. Army’s Signal Corps officer and an Airborne Ranger.

Mr. Weber’s proven leadership ability and track record of delivering results and accelerated growth bring valuable experience to KEYW. His track record, appreciation for KEYW’s culture, and demonstrated ability to be nimble and navigate industry changes quickly made him a clear choice to lead KEYW to the next level and continue its development into a premier brand in the intelligence community, government, and commercial solutions marketplaces.

Vote Required

The nominees to be selected as directors must receive a majority of the votes cast at the Annual Meeting to be elected (meaning the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee). With respect to the election of directors, you may vote “FOR” or “AGAINST” each of the nominees or you may “ABSTAIN” from voting for one or more nominees. Abstentions and broker non-votes will have no effect on this proposal because broker non-votes will not be considered as present or voting and abstentions will be counted only for purposes of determining whether there is a quorum. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. Proxies may not be voted for more than nine (9) directors at the Annual Meeting.

The Board of Directors recommends a vote FOR approval of the election of each of the Nominees for Director.

Executive Officers

The following sets forth information provided by the NEOs as of April 14, 2016 (other than Bill Weber, for whom biographical information is included above under “Directors/Nominees”):

Phil Calamia, 53, has served as the Chief Financial Officer and Executive Vice President of KEYW since March 25, 2014. Mr. Calamia joined KEYW in December 2013. He served as Vice President of Finance and Administration for Hexis Cyber Solutions, Inc., a wholly-owned subsidiary of the Company from December 2013 to March 2014. Prior to joining KEYW, he was Managing Partner of CFO Navigator, a boutique management-consulting firm assisting management teams and investors in building sustainable enterprise value with a focus on enhancing performance by uncovering previously unidentified opportunities, from February 2013 to December 2013 and from September 2005 to August 2010. From September 2010 to February 2013, he served as the Chief Financial Officer and Principal Accounting Officer of AuthenTec, Inc., which was acquired by Apple, Inc. in the fall of 2012. AuthenTec provided security solutions focused on secure networking, content and data protection, access control and strong fingerprint security on mobile devices and PCs. He also served as Interim Chief Financial Officer and Principal Accounting Officer of Encorium Group, Inc., from May 2008 to March 2011. Encorium Group, Inc. was engaged in the design and management of clinical trials for pharmaceutical, biotechnology, and medical device industries in the U.S. and Europe providing clinical research and development services supporting Phase I through Phase IV clinical trials. Mr. Calamia holds a Bachelor of Administration in Economics from East Stroudsburg University, in PA.

Michele Cook, 62, joined KEYW on January 18, 2016 as Executive Vice President of Business Development. With almost 20 years of experience within the Department of Defense and Intelligence C4ISR community, Ms. Cook is a recognized industry leader in strategic business development with directly-attributable industry career sales in excess of $5 billion, including leading sales efforts to generate more than $2 billion in prime contract bookings in less than 30 months while at Six3 Systems. Before joining KEYW, Ms. Cook served as a Principal for Booz Allen Hamilton’s Business Development Center of Excellence. Prior to Booz Allen, Ms. Cook held the position of Vice President of Business Development for Six3 Systems where she successfully penetrated new markets in first-time IDIQ awards across multiple intelligence community agencies. Earlier, Ms. Cook led business development efforts for CACI International’s Intelligence Community sector, receiving the CACI Quantum award for Sales Excellence based on numerous successes in penetrating the company’s highest value, strategic accounts.

Ms. Cook is the ideal selection to build and lead a world-class business development organization. Her track record of success in developing business opportunities across the U.S. Intelligence Community is a perfect match for where we see opportunities for KEYW to grow and expand.

Kim DeChello, 55, has served as the Chief Administrative Officer and Secretary of KEYW since its founding in 2008. Ms. DeChello is responsible for providing internal and external coordination, management, and oversight of all administrative activities related to the development and implementation of the mission and goals of the organization. She oversees the administrative functions of the organization such as: corporate administration, human resources, recruiting, stock administration and others; ensuring appropriate policies and budgets are in place. She assists with mergers and acquisitions. She is responsible for developing company policies that comply with regulations and that reflect management philosophy and culture. She partners with the CEO and other executives in formulating current and long-range plans and implementing strategic and operational strategies. As Corporate Secretary she has a wide range of responsibilities including administration of critical corporate matters. Prior to this, she was the Chief Administrative Officer at Essex Corporation, which she joined in May 1987. At Essex she served in various administrative and management capacities. She was appointed Vice President in December 2003, appointed Corporate Secretary in January 1998 and Chief Administrative Officer in November 1997. She served in these positions at Essex through July 2008, until her employment with KEYW in 2008. Ms. DeChello received a Master of Science degree in Human Resources Management in 2000 from the University of Maryland. Ms. DeChello also holds an Associate of Arts degree in Accounting, and a Bachelor of Science degree in Criminal Justice/Criminology from the University of Maryland. Ms. DeChello serves on the board of Maryland Therapeutic Riding.

Chris Fedde, 65, joined KEYW in April 2013 as an Executive Vice President. As Executive Vice President, Mr. Fedde led KEYW’s products business, responsible for strategic product planning to meet the Company's growth objectives. In July 2013 he was appointed President of Hexis Cyber Solutions, Inc., a KEYW subsidiary. Mr. Fedde is the executive responsible for the commercial security products developed and marketed by Hexis. Prior to joining KEYW, he was President and Chief Executive Officer of SafeNet, Inc., a global leader in data protection from May 2011 to December 2012. He was named CEO in May 2011, having more than a decade of executive leadership at SafeNet and previously serving as its President and Chief Operating Officer. During his tenure at SafeNet, he led the rapid and dynamic growth of SafeNet, first as Director of Corporate Product Management and Business Development and then as General Manager of the Enterprise Security Division. Mr. Fedde established the Company's security presence in the US Government, and expanded SafeNet’s presence in the worldwide security community. He led the company from sub- $20 million in revenue in 2001 to more than $450 million by 2010, along the way establishing SafeNet as one of the largest independent security technology companies in the world. Prior to joining SafeNet, Mr. Fedde was Director of Secure Products at Harris Corporation, where he established the security business and led its growth. In this role, he was responsible for the direction and management of security businesses requiring very high levels of security, including the US Government. Before joining Harris Corporation, Mr. Fedde previously served as Engineering Manager at Motorola, developing wireless two-way products for the global markets. He served on the Board of SafeNet and was also a member of the Board of Directors for AuthenTec, a publicly traded company sold to Apple in 2012. Mr. Fedde holds a Bachelor of Science in Electrical Engineering from the University of Iowa. He and his family escape to upstate New York when they can - even in the winter.

Mark Willard, 56, has served as the Chief Operating Officer of KEYW since its founding in August of 2008, except for the period of May – October 2015, when Mr. Willard served as interim Chief Executive Officer (CEO), President and a director. As COO, he has played a key role in developing a strong operations team. In this role he was responsible for ensuring that the goals for revenue and profit were met and assisted the CEO in formulating current and long-range plans, objectives and policies. He provided leadership to senior management related to organization, business development and financial management and ensured a clarity of objectives and focus for senior managers and operations personnel. He has over 30 years of multi-disciplined management experience related to systems development, operation and life cycle support. Mr. Willard has played a key role in building an engineering capability from the ground up at four companies focused on supporting the Intelligence Community. After eight years of military service he joined ManTech and served as the Vice President of Columbia, MD Operations, responsible for building the company from 30 to over 300 personnel providing engineering services to the National Security Agency. He transitioned to Windermere in 1998. As one of Windermere’s first employees, he helped build a well-established engineering development and systems integration company. Windermere was acquired by Essex Corporation in 2005 and Mr. Willard remained at the company and served as the Vice President of the Engineering & Technology Sector. When Essex Corporation was acquired by Northrop Grumman, Mr. Willard continued to build the Engineering & Technology Sector and was responsible for over 400 personnel providing services to the major Intelligence Community agencies, as well as special military. Mr. Willard served at Northrop Grumman in this capacity until his employment with KEYW in 2008. Mr. Willard has a Bachelor of Science degree in Management Sciences and has completed coursework toward a Master of Science degree in Technology Management at the University of Maryland. He proudly raised three daughters on lessons learned from Seinfeld episodes, and is looking forward to opening our first warm climate ocean-front office someday.

PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton, LLP currently serves as the Company’s independent registered public accounting firm, and that firm conducted the audit of the Company’s accounts for the year ending December 31, 2015. The Audit Committee has appointed Grant Thornton LLP to serve as independent registered public accounting firm to conduct an audit of the Company’s accounts for the fiscal year ending December 31, 2016.

Stockholder ratification of the selection of Grant Thornton as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Grant Thornton. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders' best interests.

Vote Required

Ratification of Grant Thornton, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “FOR” a proposal must exceed the number of shares voted “AGAINST” such proposal). With respect to the ratification of Grant Thornton, LLP, you may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

The Board of Directors recommends a vote FOR approval of the Proposal to Ratify the Appointment of GRANT THORNTON, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending december 31, 2016.

PROPOSAL 3 - APPROVAL OF A One-Time STOCK OPTION EXCHANGE PROGRAM

The Compensation Committee of the Board has authorized, and the Board of Directors has approved, a one-time stock option exchange program for eligible employees subject to stockholder approval. If implemented, the exchange program would permit eligible employees to surrender certain outstanding “underwater” stock options (stock options under which the exercise price is currently higher than the Company’s common stock trading price) for cancellation in exchange for the grant of a lesser number of RSUs with time-based vesting restrictions. The exchange program would also permit certain members of the non-executive leadership team to surrender certain outstanding underwater stock options for cancellation in exchange for the grant of a lesser number of PSUs under which specified amounts of common stock would be issued based on specified stock price hurdles, as more fully described below in “Terms of Replacement PSUs.” Members of the Board of Directors and the Company’s NEOs are excluded from participating in this program. Only stock options with a per-share exercise price of $9.00 or greater will be eligible for the exchange. The exchange program is structured as a value-for-value exchange to avoid any incremental accounting charge to the extent practicable.

Reasons for the Exchange Program

The market for exceptional employees is increasingly competitive. The Company continues to believe that equity awards are an important component of its compensation program for key employees, including certain members of its non-executive leadership team, and can provide a competitive advantage. However, the Company also believes that recipients generally perceive the higher-priced stock options awarded over the past few years to have little or no value due to the significant difference between the exercise price and the current market price of KEYW common stock. These stock options create a significant “overhang,” reducing the number of awards that could otherwise be awarded under that plan to create performance and retention incentives. As a result, these outstanding stock options significantly constrain the Company’s ability to provide effective equity incentives that it believes are necessary to motivate and retain key employees, including non-executive leadership team members.

The Company’s stock price had fallen by as much as 65% from the time of our IPO in October 2010, from $12.00 per share to as low as $3.91 per share in February 2016. The stock has traded as high as $23.09 per share in March 2014. The stock is currently trading at $6.66 per share as of the closing price on March 30, 2016. Indeed, over the past two years, the Company’s business environment has been affected by U.S. Federal Government budget uncertainties, delays in issuing Requests for Proposals (RFPs), procurement adjudication delays and cancellations, sequestration, a temporary government shutdown, threats of government shutdowns, and significant restructurings at key government customers and contract vehicles.

As a result of our stock price decline, a substantial number of our employees, including certain members of the non-executive leadership team, who hold outstanding stock options are holding options that are considerably “underwater” (meaning the exercise prices of the options are higher than the current market price of our common stock). The weighted average exercise price per share of options held by our non-executive employees was $11.42 compared to a $6.66 closing price on March 30, 2016, for our common stock. Consequently, as of March 30, 2016, approximately 85% of the outstanding options held by non-executive employees were underwater. These underwater options currently provide diminished retention or incentive value to our employees, while nevertheless creating an overhang to our stockholders of approximately 1,508,078 shares. Additionally, under applicable accounting rules, the Company is required to continue to recognize compensation expense related to these options while they remain outstanding, even if they are never exercised because they remain underwater and do not fully provide the intended incentive and retention benefits.

While the Company is making progress towards diversifying its customer base through the build-out of a corporate business development function to drive organic growth and expanding its market presence to new organizations in the U.S. Intelligence Community, this process takes time. In the interim, the Company faces significant challenges with employee retention that are in part related to the decreased retentive and motivational incentives resulting from the underwater options. Employee attrition remains a significant concern and potential impediment to the Company’s achievement of its new strategic plan.

Beginning in July 2015, the Board of Directors and Compensation Committee began to consider employee retention issues associated with the reduced trading price of our common stock relative to exercise prices of outstanding stock options. Aon Hewitt was retained by the Company to assist the Compensation Committee in evaluating issues associated with underwater stock options and in structuring a compensation program designed to retain and provide incentives to our employees holding underwater options. The Company evaluated several alternatives with Aon Hewitt, including increasing cash compensation and/or granting additional equity awards. The Company has implemented each of these alternatives to a degree, but do not believe that relying exclusively on such approaches is optimal. Relying entirely on increasing cash compensation would substantially increase our compensation expenses and reduce our cash flow from operations. Also, the Company believes that equity is an essential component of compensation to optimize our ability to hire and retain talented employees, particularly in the competitive labor market of Government IT Services contracting, and even more so for the smaller pool of candidates who hold Government security clearances. Relying entirely on grants of additional stock options at current market prices or restricted stock would substantially increase our overhang and cause dilution to our stockholders.

The Company also considered a stock option exchange program. The Compensation Committee and Aon Hewitt performed a comprehensive evaluation of the positive and negative attributes of a stock option exchange program. As part of this evaluation, the Compensation Committee identified the likely participants of an exchange program and discussed the value of the exchanged equity awards, the general parameters of an exchange program and the probable effects of an exchange program on our current hiring plans and retention goals. The Company determined that a program under which non-executive employees could exchange underwater options for a lesser number of RSUs and certain members of our non-executive leadership team could exchange underwater options for PSUs was most attractive for a number of reasons, including the following:

Reasonable, Balanced Incentives. As described in more detail below, participating employees will surrender options that are substantially underwater for a lesser number of unvested RSUs or PSUs, as the case may be. The Company believes that the grant of a lesser number of RSUs and PSUs is a reasonable and balanced exchange for underwater options and would have a much stronger current impact on employee retention than do underwater options.

Restore Retention and Motivation Incentives. The Company relies on skilled and educated, technical, and managerial employees. Competition for these types of employees is intense. The Company continues to believe that equity awards are an important component of our employees’ total compensation and our ability to retain and motivate employees. Replacing this component solely with additional cash compensation to remain competitive in the hiring marketplace could adversely affect our business. The Company also believes that substantially underwater options do not have sufficient impact on employee retention and motivation, and that for our employee stock options to serve their intended purposes, they need to be exercisable at least near the current price of our common stock. The failure to address the underwater option issue in the near to medium term will make it more difficult for the Company to retain our key employees. If we cannot retain these employees, our business, results of operations and future stock price could be adversely affected. The Compensation Committee and Board believe that the exchange program creates retention value for our employees, by requiring employees to “re-earn” their equity, which in some cases has vested partially or in full. None of the RSUs or PSUs issued in the exchange program would be vested at the grant date. Non-leadership team employees would “re-earn” their equity through the new three-year vesting schedule, while those non-executive members of the leadership team eligible for the exchange program would “re-earn” their equity through the Company’s achievement of substantial stock price hurdles, which are aligned with stockholder interests in increasing the value of the Company’s common stock. KEYW believes that the inherent value and extended vesting periods of the RSUs and the stock price hurdles of the PSUs will be more effective in retaining and incentivizing employees than the existing underwater options.

Reduce Outstanding Equity Awards. Not only do the underwater options have diminished employee retention value, they cannot be removed from our equity award overhang until they are exercised, expire or otherwise terminate (for example, when an employee leaves our employment). Based on calculations performed as of March 30, 2016, if all eligible options (i.e., all options with an exercise price of $9.00 or above) are exchanged and, assuming a July 1, 2016 tender offer, options to purchase up to approximately 1,043,880 shares could be surrendered and cancelled, while, based on such assumptions, new RSUs and PSUs covering approximately 314,486 shares would be issued, resulting in a net reduction in the equity award overhang by approximately 729,395 shares, or approximately 1.83% of the number of shares of our common stock outstanding as of March 30, 2016. Under the terms of the 2013 Plan, any exchanged options under the 2013 Plan automatically will be reserved for future issuance under the 2013 Plan as a result of the cancellation of such options pursuant to the Exchange Program.

Align Compensation Costs with Retention and Motivation Value of Equity Awards. The underwater options have exercise prices that are equal to the fair market value of our common stock at the time of grant. Under applicable accounting rules, KEYW is required to continue to recognize compensation expense related to these underwater options while they remain outstanding, even if they are never exercised and do not fully provide the intended incentive and retention benefits. By replacing underwater options that have diminished retention or incentive value with new RSUs and PSUs that will provide both enhanced retention and incentive value while incurring only minimal incremental compensation expense, the Company will be able to use its compensation tools more efficiently.

Decrease Pressure for Additional Grants. If the Company is unable to conduct an exchange program in which underwater options with diminished incentive value may be exchanged for a lesser number of new RSUs or PSUs with higher motivation and retentive value, the Company may find it necessary to issue significant additional options or other equity awards to employees above and beyond the ongoing equity grant practices in order to provide renewed incentive to employees. Any such additional grants would increase KEYW’s overhang as well as its compensation expense.

Mindful of stockholder interests, the Compensation Committee has designed the exchange program to include several stockholder-friendly features such as:

•	the exclusion of the Board of Directors and Named Executive Officers from participating;
•	the non-executive leadership team participates at the same value-for-value exchange as employees; however, their PSU replacement awards require significant stock price growth before being earned;
•	the goal of being a value-for-value exchange for employees, structured to avoid incremental accounting charges under ASC 718 to the extent practicable;
•	the inclusion of only stock options with an exercise price that is above $9.00; and
•	a reduction in the equity award “overhang” represented by these options which have a high exercise price and are no longer effective as performance and retention incentives.

Stockholder approval of the exchange program is required under the listing rules of the NASDAQ Stock Market and under the terms of the 2013 Plan. If the stockholders do not approve the exchange program, the options that would have been eligible for exchange will remain outstanding in accordance with their existing terms.

The exchange program, if approved by the stockholders, would provide for the following:

•	The exchange program will be open to all employees (other than NEOs and Board members) with outstanding stock options that have a per-share exercise price at or above $9.00. Eligible employees will be permitted to exchange all, some or none of their eligible options for replacement RSUs or PSUs, as the case may be, provided that an individual option grant may not be partially exchanged. The stock options eligible for exchange were granted under the 2009 Plan and the 2013 Plan; however, the RSUs and PSUs issued in the exchange program will solely be from the 2013 Plan.

•

The expected exchange ratios are intended to be value-neutral, and are based on a two-tier structure. Under current assumptions, options with an original strike price between $9.00 and $13.99 could be exchanged on a 3:1 basis, or 3.0 options for one new RSU or PSU, as the case may be. Options with an original strike price at or above $14.00 could be exchanged on a 4:1 basis, or 4.0 options for one new RSU or PSU, as the case may be. The exchange ratios would be the same for all eligible employees, including the eligible non-executive leadership team members. As such, the Company expects that the eligible non-executive leadership team members will participate on a less than value-neutral basis due to the performance restrictions lowering the value of the replacement PSUs, and therefore the Company expects that the fair value of the PSUs received by the non-executive leadership team members will be lower than the corresponding fair value of their exchanged options. Shown below is information with respect to eligible options under the expected exchange ratios:

Tier	Original Strike Price of Option	Exchange Ratio
1	$9.00 to $13.99	3.00 to 1
2	$14.00 and above	4.00 to 1

•

None of the replacement RSUs or PSUs will be vested on the date of grant. Instead, the replacement RSUs will vest over a three-year period with one-third vesting on each one-year anniversary of the date of grant. The PSUs granted to the eligible non-executive leadership team members will be consistent with the stock price hurdles and percentages in the 2015 long-term incentive award granted to our CEO upon the commencement of his employment – with the percentage of the aggregate award issued when the closing trading price of the Company’s common stock is at or above the levels shown below for 30 consecutive trading days (see “Executive Compensation – Compensation Discussion and Analysis – Compensation Actions in 2015” for a description of the CEO’s long-term incentive award):

Target Price Per Share	Stock Vesting Percentages
$13.00	12.5%
$16.00	12.5%
$20.00	25.0%
$25.00	25.0%
$30.00	25.0%

The Compensation Committee chose the RSU vesting schedule to recognize that some vesting was already earned on the options eligible for exchange, and to motivate and provide retention incentive for employees over the three-year vesting period. The Compensation Committee chose the PSU performance criteria to be consistent with the CEO’s long-term inducement grant, as well as grants of PSUs made to certain non-executive leadership team members in 2016 and the 2016 Alignment Awards intended to be made to the executive leadership team (see “Executive Compensation – Compensation Discussion and Analysis – Compensation Actions in 2016”).

If stockholders approve the exchange program, it is expected to commence during the summer of 2016. The Compensation Committee may, in its sole discretion, determine to postpone the actual start date of the exchange program to a date within 12 months following the date of stockholder approval or determine not to effect the exchange program at all. If the exchange program does not commence within 12 months following stockholder approval, the Company would consider any future exchange program or similar program to require new stockholder approval before it can be implemented.

Details of the Stock Option Exchange Program

Eligibility

If implemented, the exchange program will be open to all employees with outstanding stock options that have a per share exercise price of $9.00 or above, with the exception of members of the Board of Directors and the Named Executive Officers. The exchange program will not be open to any former employees.

The Company estimates that as of March 30, 2016 approximately 450 employees would be eligible to participate in the exchange program. Of the outstanding eligible options held by such employees as of March 30, 2016, the maximum number of shares of common stock underlying options which could be surrendered for exchange and replaced is approximately 1.04 million. The table below provides information with respect to the maximum eligible options that could be exchanged, and the maximum number of RSUs and PSUs that would be issued, assuming all eligible options are exchanged in the exchange program:

Original Strike Price	Maximum Number Of Shares Underlying Options	Weighted Average Remaining Life (in years)	Weighted Average Exercise Price	Assumed Exchange Ratio	Total Assumed RSUs and PSUs to be Granted (assuming 100% participation)
$9.00 to $13.99	642,000	5.74	$12.08	3.00 to 1	214,000

$14.00 and above	402,000	6.53	$16.11	4.00 to 1	100,000

Election to Participate

Participation in the exchange program will be voluntary. Under the exchange program, eligible employee members may make an election to surrender eligible stock options in exchange for replacement RSUs and PSUs, as the case may be.

Value-for-Value Exchange

The two-tiers of intended exchange ratios were developed with the goal of making the grant of replacement RSUs a value-for-value exchange for employees, structured to minimize any incremental accounting charge to the Company, to the extent practicable. Since the grant of replacement PSUs will have lower fair values than RSUs, and therefore it is expected that the fair value of the replacement PSUs will be below the fair value of the options exchanged for the PSUs, the program is below value-for-value for eligible non-executive leadership team members, but accomplishes the objective of restructuring the overhang and funding the 2016 LTIP Alignment Award. The fair value of a replacement RSU will equal the Company’s common stock price as of the closing of the exchange, while the fair value of a replacement PSU will be determined using a Monte Carlo simulation analysis.

Terms of Replacement RSUs

None of the RSUs granted in exchange for eligible stock options will be vested on the date of grant. The new RSUs will vest, subject to a participating employee’s continued employment, over a three-year period with one-third becoming vested on each anniversary of the date of grant. As a result, the new vesting schedules will extend the total vesting periods associated with eligible options, meaning that eligible employees participating in the exchange program will, in effect, have to re-earn the new RSUs through continued service. As of March 30, 2016, approximately 81% of the options eligible for exchange for RSUs were fully vested. RSUs issued in the exchange program will be granted pursuant to the 2013 Plan and will be subject to the terms and conditions of the 2013 Plan (a summary of which is contained herein under “Executive Compensation – Equity Incentive Plans – 2013 Stock Incentive Plan) and a RSU award agreement to be entered into between the Company and each participating employee.

Terms of Replacement PSUs

None of the PSUs granted in exchange for eligible stock options will be vested on the date of grant. The new PSUs will vest in the following percentages, subject to a participating employee’s continued employment, when the average closing price over a 30-consecutive day period is as follows:

Target Price Per Share	Stock Vesting Percentages
$13.00	12.5%
$16.00	12.5%
$20.00	25.0%
$25.00	25.0%
$30.00	25.0%

Each specific stock price hurdle can be met at any time during the five years following the date of grant. Any shares that have not been earned by the end of the five-year period will be cancelled. As a result, the stock price hurdle requirements will extend the total vesting periods associated with options, meaning that the eligible non-executive leadership team members participating in the exchange program will, in effect, have to re-earn the new PSUs through driving increased stockholder value and continued service and performance. As of March 30, 2016, approximately 72% of the options eligible for exchange for PSUs were fully vested. PSUs issued in the exchange program will be granted pursuant to the 2013 Plan and will be subject to the terms and conditions of the 2013 Plan and a PSU award agreement to be entered into between the Company and each participating employee.

Effect on Stockholders

The exchange program was designed to provide renewed incentives and motivate the eligible employees to continue to create stockholder value and reduce the number of shares currently subject to outstanding options, thereby avoiding the dilution in ownership that normally results from supplemental grants of new stock options or other awards. The Company is unable to predict the precise impact of the exchange program on stockholders because it cannot predict which, or how many, employees will elect to participate in the exchange program, and which or how many eligible options such employees will elect to exchange.

Effect on the 2013 Plan

If all of the eligible stock options were exchanged for RSUs and PSUs in accordance with proposed exchange program, eligible options for approximately 1,040,000 shares would be surrendered and cancelled. Of this, 330,000 would be returned to the 2013 Plan, while approximately 262,000 RSUs and 52,000 PSUs would be issued under the 2013 Plan. The remaining 710,000 shares subject to options that were granted under the 2009 Plan would not return to any plan and would not be eligible for future issuance.

As of March 30, 2016, there were approximately 1,184,000 shares of common stock available for future grants under the 2013 Plan. Under the terms of the 2013 Plan, any shares subject to outstanding awards that are cancelled are added back to the number of shares available for future grants under the 2013 Plan. If all the eligible stock options granted under the 2013 Plan were exchanged in the proposed exchange program, then approximately 330,000 shares of common stock would be added back to the 2013 Plan. Under the terms of the 2013 Plan, the grant of an RSU or PSU reduces the number of shares of common stock available for issuance under the 2013 Plan by one share of common stock for each share subject to an RSU or a PSU. If all eligible stock options granted under the 2009 Plan and the 2013 Plan were exchanged in the proposed exchange program, then a total of approximately 314,000 RSUs and PSUs would be issued, reducing the shares eligible for grant under the 2013 Plan by approximately 314,000 shares.

Therefore, if all of the eligible stock options were exchanged in accordance with the proposed exchange program, the number of shares of common stock remaining available for issuance for future grants under the 2013 Plan would increase from approximately 1,184,000 shares to approximately 1,200,000 shares.

U.S. Federal Income Tax Consequences

The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the exchange program. A more detailed summary of the applicable tax considerations to employees will be provided in the exchange offer materials that will be made available to employees upon the commencement of the exchange program. The law and regulations themselves are subject to change, and the Internal Revenue Service is not precluded from adopting a contrary position.

The exchange program should be treated as a non-taxable exchange for U.S. federal income tax purposes, and the Company and participating employees should recognize no income for U.S. federal income tax purposes upon the surrender of eligible options and the grant of replacement RSUs or PSUs, as the case may be.

Accounting Impact

Under the applicable provisions of accounting principles generally accepted in the United States of America (codified as ASC 718), the Company expects to recognize the unamortized compensation cost of the surrendered options as well as any incremental compensation cost of the RSUs and PSUs granted in the exchange program. The incremental compensation cost will be measured as the excess, if any, of the fair value of each RSU or PSU, as the case may be, granted to employees in exchange for surrendered stock options, measured as of the date such awards are granted, over the fair value of the original stock option grant surrendered in exchange for such awards, measured immediately before the exchange. The incremental, if any, and remaining compensation expense associated with the exchange program will be recognized over the remaining vesting period of the surrendered options.

Benefits of the Exchange Program to Eligible Employees

Because the decision whether to participate in the exchange program is completely voluntary, the Company is not able to predict who will participate, how many options any particular employee will elect to exchange, or the number of replacement RSUs and PSUs that the Company may grant in the exchange program. As noted above, members of the Board of Directors, NEOs and former employees are not eligible to participate in the exchange program.

Implementing the Exchange Program

The Company has not yet commenced the exchange program and will not commence the exchange program unless the stockholders approve this proposal. The Compensation Committee authorized the exchange program on February 10, 2016, subject to stockholder approval. If this proposal is approved by the stockholders, the offer to surrender eligible options in exchange for replacement RSUs or PSUs is expected to commence during the summer of 2016. The Compensation Committee may, in its sole discretion, determine to postpone the actual start date of the exchange program to a date within 12 months following the date of stockholder approval of this proposal or determine not to effect the exchange program at all.

If stockholders approve this proposal, eligible employees will be offered the opportunity to participate in the exchange program pursuant to a written offer that will be distributed to all eligible employees. Eligible employees will be given at least 20 business days to elect to exchange all, some, or none of their eligible options for replacement RSUs or PSUs, as the case may be. Once the offer to exchange is closed, eligible options that were surrendered for exchange will be cancelled, and the Compensation Committee will approve grants of RSUs or PSUs, as the case may be, to participating employees in accordance with applicable exchange ratio(s), which grants will be evidenced by an award agreement to be entered into between the Company and each participating employee.

Prior to commencement of the exchange program, the Company will file the offer to exchange with the Securities and Exchange Commission (“SEC”) as part of a tender offer statement on Schedule TO. Eligible employees, as well as stockholders and members of the public, will be able to review the offer to exchange and other related documents filed by KEYW with the SEC free of charge on the SEC’s website at http://www.sec.gov.

While the terms of the exchange program are expected to be materially similar to the terms described above, the Company may find it necessary or appropriate to change the terms of the exchange program to take into account administrative needs, requirements of applicable law, accounting rules, and Company policy decisions that make it appropriate to change the exchange program. Although the Company does not anticipate that the SEC would require the Company to modify the terms materially, it is possible that the Company will need to alter the terms of the exchange program to comply with potential SEC comments. The Compensation Committee also may alter the exchange ratios if it decides that there is a more efficient and appropriate way to set the ratios while still continuing to avoid any incremental accounting charge to the Company to the extent practicable. However, the Company will not in any circumstances permit the members of the Board of Directors, NEOs, or former employees to participate. If the stock price increases significantly prior to commencement of the exchange offer, the Company may reassess the advisability of implementing the exchange program or assess the eligibility, exchange ratios or other aspects of the proposed exchange program.

Incorporation by Reference

The information required by Item 13(a)(1)-(5) of Schedule 14A under the Exchange Act is incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 15, 2016.

If you are both a stockholder and an employee holding eligible options, please note that voting to approve the exchange offer program does not constitute an election to participate in the exchange offer program.

Vote Required

Adoption of the proposal to approve the Option Exchange Program requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “FOR” a proposal must exceed the number of shares voted “AGAINST” such proposal). You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the approval of the one-time Option Exchange Program for employees.

PROPOSAL 4 – NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF the COMPANY’S
NAMED EXECUTIVE OFFICERS

Background of the Proposal

The Dodd-Frank Act requires all public companies, beginning with their stockholder meetings on or after January 21, 2011, to hold a separate non-binding advisory stockholder vote to approve the compensation of executive officers as described in the Compensation Discussion and Analysis, the executive compensation tables and any related information in each such company’s proxy statement (commonly known as a “Say-on-Pay” proposal). Pursuant to Section 14A of the Exchange Act, we are holding a separate non-binding advisory vote on Say-on-Pay at the Annual Meeting.

Say-on-Pay Proposal

As discussed in the CD&A section of this Proxy Statement, the Company’s executive compensation program is primarily structured to attract, retain, and motivate qualified, talented and diverse leaders who are enthusiastic about the Company’s mission and culture by providing competitive compensation and benefits to its executive officers consistent with our focus on controlling costs. The primary elements of compensation used to support the above goals are base salary, annual incentives, long-term incentives, discretionary awards, and retirement, health and welfare benefits. KEYW maintains compensation plans that tie a substantial portion of its executives’ overall compensation to the achievement of corporate goals and success of the Company. The Board of Directors believes that the compensation program for the Company’s executive officers is appropriately based upon our performance and the individual performance and level of responsibility of the executive officers. KEYW urges you to read the “Executive Compensation” section of this Proxy Statement for details on the Company’s executive compensation programs.

The Say-on-Pay proposal is set forth in the following resolution:

“RESOLVED, that the compensation paid to The KEYW Holding Corporation’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Vote Required

Adoption of the Say-on-Pay proposal requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “FOR” a proposal must exceed the number of shares voted “AGAINST” such proposal). You may vote “FOR”, “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal.

Because your vote on this proposal is advisory, it will not be binding on the Board of Directors, the Compensation Committee or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SAY-ON-PAY PROPOSAL.

Audit Committee Report

In performing its oversight responsibilities, the Audit Committee has reviewed and discussed the Company’s 2015 consolidated audited financial statements with the Company’s management. The Audit Committee also has discussed with the Company’s independent registered public accounting firm, Grant Thornton LLP, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.

The Audit Committee has received written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s 2015 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including in respect of accountant’s independence. The Board of Directors has determined that Ms. Pisano is an Audit Committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company’s independent registered public accounting firm are in fact “independent.”

Audit Committee

Caroline S. Pisano, Chairperson

Arthur L. Money

John G. Hannon

You should not consider this report to be “soliciting materials” or to be “filed” with the SEC. It also is not subject to the liabilities of Section 18 of the Exchange Act. In addition, this report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the federal securities laws.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company uses Grant Thornton LLP as its principal accountant.

Grant Thornton, LLP representatives will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

The following table shows the fees that were billed to the Corporation by Grant Thornton LLP for professional services rendered for the fiscal years ended December 31, 2015 and December 31, 2014.

Fee Category	2015	2014
(In thousands)
Audit Fees	$662	$515
Audit-Related Fees	8	67
Tax Fees	—	—
All Other Fees	49	42

Total Fees	$719	$624

Audit Fees

This category includes fees for the audit of the Company’s annual financial statements and review of financial statements included in the quarterly reports on Form 10-Q.

Audit-Related Fees

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and are not included above under “Audit Fees”. These services include services in connection with acquisitions and stock offerings, including comfort letters to underwriters.

Tax Fees

This category includes fees for the research and development tax credit study.

All Other Fees

This category includes fees for products and services provided by Grant Thornton LLP that are not included in the services reported above and out-of-pocket expenses consisting primarily of travel expenses.

Pre-Approval of Services

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by the Company’s independent accountants. For audit services, each year the independent auditor provides the Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the Committee before the audit commences. The independent auditor also submits an audit services fee proposal, which also must be approved by the Committee before the audit commences.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership of equity securities of the Company with the SEC and to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3 and Forms 4 furnished to the Company pursuant to Rule 16a-3 under the Exchange Act during its most recent fiscal year and Forms 5 with respect to its most recent fiscal year, the Company believes that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed by the respective reporting persons during the fiscal year ended December 31, 2015.

Other Business

The Company knows of no other matters to be brought before the Annual Meeting. If any other matter requiring a vote of the stockholders is properly brought before the Annual Meeting, it is the intention of the persons appointed as proxies to vote with respect to any such matter in accordance with their best judgment.

It is important that proxies be returned promptly. Stockholders, whether or not they expect to attend the Annual Meeting in person, are urged to complete, sign and return the accompanying Proxy in the enclosed envelope which requires no postage if mailed in the United States or use the internet to transmit voting instructions at www.proxyvote.com.

Stockholder Proposals for the 2017 Annual Meeting

All stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) must be received by the Company not later than December 15, 2016 and must otherwise comply with the rules of the SEC for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting. Proposals should be delivered to The KEYW Holding Corporation, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076, Attention: Corporate Secretary.

Except in the case of proposals made in accordance with Rule 14a-8, stockholders intending to bring any business before the 2017 Annual Meeting must deliver written notice thereof to the Secretary of the Company not less than 120 days prior to the first anniversary of the date of the Proxy Statement for the preceding year’s annual meeting of stockholders (which will be December 15, 2016), nor earlier than 150 days prior to the first anniversary date of the Proxy Statement for the preceding year’s Annual Meeting of Stockholders (which will be November 15, 2016). If a stockholder gives notice of such a proposal outside such window, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2017 Annual Meeting.

Annual Report and Consolidated Financial Statements

A copy of the Company’s 2015 Annual Report accompanies this Proxy Statement. Such report is not part of the proxy solicitation materials.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders of the Company may be “householding” our proxy materials. A single Proxy Statement and 2015 Annual Report may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from its broker that it will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder is notified otherwise or until such stockholder notifies its broker or us that it no longer wishes to participate in “householding.” If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate copy of the Proxy Statement and 2015 Annual Report and/or wishes to receive separate copies of these documents in the future such stockholder may (1) notify its broker or (2) direct its written or oral request to: The KEYW Holding Corporation, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076, Attention: Corporate Secretary, 443-733-1600. Upon written or oral request, we will deliver promptly a separate copy of the Proxy Statement and 2015 Annual Report to any stockholder at a shared address to which a single copy of any of these documents was delivered.

Two or more stockholders sharing an address can request delivery of a single copy of the Proxy Statement and 2015 Annual Report if they are receiving multiple copies by contacting the KEYW Holding Corporation in the manner set forth above.

Reference Documents

THE INFORMATION REQUIRED BY ITEM 13(A)(1)-(5) OF SCHEDULE 14A UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS INCORPORATED BY REFERENCE TO THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015, FILED ON MARCH 15, 2016.

UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE KEYW HOLDING CORPORATION, 7740 MILESTONE PARKWAY, SUITE 400, HANOVER, MD 21076, ATTENTION: CORPORATE SECRETARY. EXCEPT FOR THE INFORMATION INCORPORATED BY REFERENCE FROM THE FORM 10-K DESCRIBED ABOVE, THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

Directions

KEYW’s Corporate Headquarters

7740 Milestone Parkway

Hanover, MD 21076

Main 443-733-1600

	From Points North		From Points East

•	Take MD-295 South / Baltimore Washington Parkway	• •	Take SR-100 West toward Ellicott City Take Exit 9A for MD-295 South / Baltimore
•	Take the Exit for Arundel Mills Boulevard		Washington Parkway
•	Turn onto Arundel Mills Boulevard	•	Take the Exit for Arundel Mills Boulevard
•	Take the 1st right onto Milestone Parkway	•	Turn onto Arundel Mills Boulevard
•	Take the 1st right into the parking area	•	Take the 1st right onto Milestone Parkway
		•	Take the 1st right into the parking area

	From Points South		From Points West

•	Take MD-295 North / Baltimore Washington Parkway	• •	Take SR-100 East toward Ellicott City Take Exit 9A for MD-295 South / Baltimore
•	Take the Exit for Arundel Mills Boulevard		Washington Parkway
•	Turn right onto Arundel Mills Boulevard	•	Take the Exit for Arundel Mills Boulevard
•	Take the 1st right onto Milestone Parkway	•	Turn onto Arundel Mills Boulevard
•	Take the 1st right into the parking area	•	Take the 1st right onto Milestone Parkway
		•	Take the 1st right into the parking area

From Baltimore/Washington International Airport

•	Take I-195 West
•	Take Exit 2N for MD-295 South / Baltimore Washington Parkway
•	Take the Exit for Arundel Mills Boulevard
•	Turn onto Arundel Mills Boulevard
•	Take the 1st right onto Milestone Parkway
•	Take the 1st right into the parking area

KEYW

THE KEYW HOLDING CORPORATION
ATTN: KIM DECHELLO
7740 MILESTONE PARKWAY
HANOVER, MD 21076

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E07676-P78540 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

THE KEYW HOLDING CORP (KEYW)

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. DEBORAH BONANNI	☐	☐	☐
1b. BILL CAMPBELL	☐	☐	☐
1c. JOHN HANNON	☐	☐	☐
1d. CHRIS INGLIS	☐	☐	☐
1e. KEN MINIHAN	☐	☐	☐
1f. ART MONEY	☐	☐	☐
1g. CAROLINE PISANO	☐	☐	☐
1h. MARK SOPP	☐	☐	☐
1i. BILL WEBER	☐	☐	☐

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:	**For**	**Against**	**Abstain**
2. Ratify the appointment of Grant Thornton, LLP as independent registered public accounting firm for the Company.	☐	☐	☐
3. Approve a one-time Stock Option Exchange Program.	☐	☐	☐
4. Approve, on a non-binding advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐

NOTE: Act upon such other business as may properly come before the Annual Meeting.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E07677-P78540

THE KEYW HOLDING CORPORATION
7740 Milestone Parkway, Hanover, Maryland 21076
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS - MAY 18, 2016

The undersigned hereby appoints William J. Weber, Philip L. Calamia and Kimberly J. DeChello, and each of them severally, as proxies of the undersigned, each with full power of substitution, to represent the undersigned at, and to vote all shares of common stock of The KEYW Holding Corporation which the undersigned may be entitled to vote at, the Annual Meeting of Stockholders of The KEYW Holding Corporation to be held on May 18, 2016 at KEYW Corporate Headquarters, 7740 Milestone Parkway, Hanover, Maryland at 10:00 a.m. Eastern Time ("ET"), and at any adjournment or adjournments of such meeting, with all powers which the undersigned would possess if personally present, in accordance with the instructions set forth on this proxy, and, in their discretion, to vote such shares on any other business as may properly come before the meeting and on matters incident to the conduct of the meeting. Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE NOMINEES FOR DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE APPROVAL OF THE ONE-TIME STOCK OPTION EXCHANGE PROGRAM, AND FOR THE SAY ON PAY PROPOSAL.

Continued and to be signed on reverse side